================================================================================

                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                      COLUMBIA ENERGY SERVICES CORPORATION,
                             A KENTUCKY CORPORATION

                                       AND

                       COLUMBIA ENERGY RETAIL CORPORATION,
                             A DELAWARE CORPORATION

                                       AND

                  COLUMBIA ENERGY POWER MARKETING CORPORATION,
                             A DELAWARE CORPORATION
                                       AND

                             THE NEW POWER COMPANY,
                             A DELAWARE CORPORATION

                                       AND

                                   TNPC, INC.,
                             A DELAWARE CORPORATION





                            DATED AS OF JUNE 29, 2000



================================================================================


                                                   TABLE OF CONTENTS

                                                       ARTICLE I
                                                      DEFINITIONS
1.1       DEFINITIONS....................................................................................1
1.2       CONSTRUCTION...................................................................................9

                                                      ARTICLE II
                                                   THE ACQUISITION

2.1       AGREEMENT TO PURCHASE AND SELL................................................................10
2.2       BASE PURCHASE PRICE...........................................................................10
2.3       ADDITIONAL PURCHASE PRICE.....................................................................10
2.4       ADJUSTMENT AMOUNT FOR CHANGES IN SPECIFIED ASSETS AND SPECIFIED LIABILITIES...................11
2.5       ASSUMPTION OF LIABILITIES.....................................................................13
2.6       PURCHASE PRICE ALLOCATION.....................................................................13

                                                      ARTICLE III
                             REPRESENTATIONS AND WARRANTIES OF THE SELLER AND THE COMPANIES

3.1       CORPORATE EXISTENCE AND QUALIFICATION.........................................................13
3.2       POWER AND AUTHORITY; ENFORCEABILITY...........................................................13
3.3       CHARTER DOCUMENTS.............................................................................14
3.4       NO CONFLICT...................................................................................14
3.5       CONSENTS, APPROVALS AND PERMITS...............................................................14
3.6       STATEMENTS....................................................................................14
3.7       ABSENCE OF CHANGES............................................................................15
3.8       TITLE TO PROPERTIES...........................................................................15
3.9       COMPLIANCE WITH LAWS..........................................................................16
3.10      LITIGATION, JUDGMENTS, ETC....................................................................16
3.11      INTELLECTUAL PROPERTY AND IT..................................................................16
3.12      CONTRACTUAL OBLIGATIONS.......................................................................16
3.13      TAXES.........................................................................................18
3.14      EMPLOYEE BENEFIT PLANS........................................................................18
3.15      LABOR MATTERS.................................................................................18
3.16      INSURANCE.....................................................................................18
3.17      ENVIRONMENTAL MATTERS.........................................................................19
3.18      CONDITION OF ASSETS...........................................................................20
3.19      PUBLIC UTILITY HOLDING COMPANY ACT............................................................20
3.20      ACCURATE AND COMPLETE RECORDS.................................................................20
3.21      BROKERAGE ARRANGEMENTS........................................................................20
3.22      NO MISLEADING STATEMENTS......................................................................20
3.23      SUFFICIENCY OF PROPERTIES, ASSETS AND EMPLOYEES...............................................20
3.24      INVESTMENT INTENT; INVESTMENT EXPERIENCE......................................................20

                                       -i-


                                                      ARTICLE IV
                                REPRESENTATIONS AND WARRANTIES OF THE BUYER OR TNPC

4.1       ORGANIZATION..................................................................................21
4.2       POWER AND AUTHORITY; ENFORCEABILITY...........................................................21
4.3       NO CONFLICT...................................................................................21
4.4       CONSENTS, APPROVALS AND PERMITS...............................................................21
4.5       ORGANIZATION..................................................................................22
4.6       FINANCING.....................................................................................22
4.7       COMPLIANCE WITH LAWS..........................................................................22
4.8       LITIGATION, JUDGMENTS, ETC....................................................................22
4.9       TNPC SHARES...................................................................................22

                                                      ARTICLE V
                                                       CLOSING

5.1       CLOSING...................................................................................... 22
5.2       DELIVERIES BY SELLER..........................................................................22
5.3       DELIVERIES BY BUYER...........................................................................24
5.4       DELAYED CLOSING ASSETS AND LIABILITIES........................................................24
5.5       SECOND CLOSING................................................................................25
5.5       DELIVERIES AT SECOND CLOSING..................................................................25

                                                     ARTICLE VI
                                             ACTIONS PRIOR TO CLOSING

6.1       CONDUCT AND PRESERVATION OF BUSINESS..........................................................25
6.2       RESTRICTIONS ON CERTAIN ACTIONS...............................................................25

                                                     ARTICLE VII
                                               ADDITIONAL AGREEMENTS

7.1       ACCESS TO INFORMATION.........................................................................26
7.2       REGULATORY ISSUES AND OTHER AUTHORIZATIONS AND CONSENTS.......................................27
7.3       PUBLIC ANNOUNCEMENTS..........................................................................28
7.4       AMENDMENT OF SCHEDULES........................................................................28
7.5       FEES AND EXPENSES.............................................................................29
7.6       TRANSFER TAXES................................................................................29
7.7       CASUALTY LOSS.................................................................................29
7.8       INSURANCE.....................................................................................29
7.9       COLLECTION OF RECEIVABLES.....................................................................30
7.10      TRANSITION OPERATIONS.........................................................................30
7.11      CONFIDENTIALITY...............................................................................30
7.12      FORWARD TRANSACTIONS AND RENEWAL HEDGES.......................................................32
7.13      MARKETS ......................................................................................33
7.14      CONSENTS......................................................................................33

                                       -ii-


                                                      ARTICLE VIII
                                      CONDITIONS TO SELLERS' OBLIGATION TO CLOSE

8.1       REPRESENTATIONS AND WARRANTIES TRUE...........................................................34
8.2       COVENANTS AND AGREEMENTS PERFORMED............................................................35
8.3       HSR ACT AND CONSENTS..........................................................................35
8.4       LEGAL PROCEEDINGS.............................................................................35

                                                      ARTICLE IX
                                      CONDITIONS TO BUYER'S OBLIGATION TO CLOSE

9.1       REPRESENTATIONS AND WARRANTIES TRUE...........................................................35
9.2       COVENANTS AND AGREEMENTS PERFORMED............................................................36
9.3       HSR ACT AND CONSENTS..........................................................................36
9.4       LEGAL PROCEEDINGS.............................................................................37

                                                       ARTICLE X
                                                      TERMINATION

10.1      TERMINATION...................................................................................37
10.2      EFFECT OF TERMINATION.........................................................................37
10.3      LIABILITIES IN EVENT OF TERMINATION...........................................................38

                                                      ARTICLE XI
                                               INDEMNITY AND SURVIVAL

11.1      BUYER'S INDEMNITY.............................................................................38
11.2      SELLERS' INDEMNITY............................................................................38
11.3      CLAIM NOTICE..................................................................................39
11.4      DAMAGES ......................................................................................41
11.5      SURVIVAL AND TIME LIMITATION..................................................................41
11.6      LIMITATION ON INDEMNITY.......................................................................41
11.7      SOLE REMEDY...................................................................................42

                                                     ARTICLE XII
                                                  EMPLOYEE MATTERS

12.1      BUSINESS EMPLOYEES............................................................................42
12.2      HIRED EMPLOYEES...............................................................................43

                                                    ARTICLE XIII
                                                    TAX MATTERS

13.1      LIABILITY FOR TAXES...........................................................................43
13.2      AUDITS OR ASSESSMENTS.........................................................................44

                                       -iii-


                                                      ARTICLE XIV
                                                 RESOLUTION OF DISPUTES

14.1      AGREEMENT TO ARBITRATE........................................................................44
14.2      APPOINTMENT OF ARBITRATOR.....................................................................45
14.3      AUTHORITY OF THE ARBITRATOR...................................................................45
14.4      PLACE AND CONDUCT OF ARBITRATION..............................................................45
14.5      PAYMENT AND FINALITY OF AWARD.................................................................46
14.6      USE OF THE COURTS.............................................................................46
14.7      ARBITRATION PROVISION ENFORCEABLE.............................................................46

                                                      ARTICLE XV
                                                    MISCELLANEOUS

15.1      NOTICE  ......................................................................................46
15.2      GOVERNING LAW.................................................................................47
15.3      ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS......................................................47
15.4      SEVERABILITY..................................................................................48
15.5      EXHIBITS AND SCHEDULES........................................................................48
15.6      SUCCESSORS BOUND; THIRD PARTIES...............................................................48
15.7      MULTIPLE COUNTERPARTS.........................................................................48
15.8      MUTUAL DRAFTING...............................................................................48
15.9      FURTHER ASSURANCES............................................................................48



EXHIBITS
Exhibit 1.1-1                  -    Noncompetition and License Agreement
Exhibit 1.1-2                  -    Services Agreement
Exhibit 1.1-3                  -    Subscription Agreement
Exhibit 5.2 (A) and (B)        -    Opinions of counsel to Sellers and Columbia
Exhibit 5.3 (A) and (B)        -    Opinions of counsel to Buyer and TNPC
Exhibit 7.10(C)                -    Floor Plan

SCHEDULES

Schedule   2.4(B)              -    Renewal Notice Customers
           2.6                 -    Purchase Price Allocation
           3.4                 -    No Conflict
           3.5                 -    Consent, Approvals and Permits
           3.6(A)              -    Specified Assets and Liabilities
           3.6(B)              -    Audited Financial Statements of the Mass Markets Business
           3.6(C)              -    Balance Sheet of the Mass Markets Business
           3.7                 -    Absence of Changes
           3.8                 -    Title to Properties


                                      -iv-

           3.9                 -    Compliance With Laws
           3.10                -    Litigation, Judgments, Etc.
           3.11(A)             -    Specified IP Rights
           3.11(B)             -    IT Specified Assets
           3.11(C)             -    Ownership
           3.11(D)             -    Claims
           3.12(A)(i)          -    Contracts
           3.12(A)(ii)         -    Confidentiality Agreements
           3.12(B)             -    Specified Contracts
           3.13                -    Taxes
           3.15                -    Labor Matters
           3.16                -    Insurance
           3.17(A)             -    Environmental Matters - Compliance
           3.17(B)             -    Environmental Matters -  Releases
           3.17(C)             -    Environmental Matters - Hazardous Substances
           3.17(D)             -    Environmental Matters - Operational Compliance
           3.23                -    Sufficiency of Properties, Assets and Employees
           4.4                 -    Consents, Approvals and Permit
           4.7                 -    Compliance With Laws
           4.8                 -    Litigation, Judgments, Etc.
           7.9                 -    Imbalances and Accounts Receivable
           7.10                -    Transition Operations
           12.1                -    Business Employees
           12.2                -    Hired Employees


                            ASSET PURCHASE AGREEMENT


         THIS ASSET PURCHASE AGREEMENT ("Agreement"), dated and effective as of June 29, 2000, is by and among COLUMBIA ENERGY SERVICES CORPORATION, a Kentucky corporation ("CES"), COLUMBIA ENERGY RETAIL CORPORATION, a Delaware corporation ("CERC"), COLUMBIA ENERGY POWER MARKETING CORPORATION, a Delaware corporation ("CPMC"), (each of CES, CERC and CPMC, a "Seller", and collectively, the "Sellers"), and TNPC, INC., a Delaware corporation ("TNPC") and THE NEW POWER COMPANY, a Delaware corporation and a wholly-owned subsidiary of TNPC (the "Buyer").

                                    RECITALS:

         A. The Sellers are the owner of certain assets comprising the Mass Markets Business.


         B. The Sellers desire to sell to the Buyer, and the Buyer desires to purchase from the Sellers, the Specified Assets (as defined in Section 1.1), upon the terms and subject to the conditions in this Agreement.


         NOW, THEREFORE, Sellers and Buyer agree as follow:

                                    ARTICLE I
                                   DEFINITIONS

         1.1      DEFINITIONS.  In this Agreement:

         "ADDITIONAL PURCHASE PRICE" shall have the meaning set out in Section 2.3;

         "AFFILIATE" of a Person shall mean a Person directly or indirectly controlled by, controlling or under common control with the other Person. For the purposes of this definition, "control" means, when used with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise, and the terms "controlling" and "controlled" have correlative meanings;

         "AGL RECEIVABLES PAYMENT" shall have the meaning set out in Schedule
7.9;

         "AGL RECEIVABLES REPORT" shall have the meaning set out in Schedule
7.9;

         "APPLICABLE LAW" shall mean any statute, law, rule, or regulation, or any judgment, order, ordinance, writ, injunction, or decree of, any Governmental Entity to which a specified Person or property is subject;

         "ALTERNATIVE ARRANGEMENT" shall have the meaning set forth in
Section 7.14;

         "ASSET ALLOCATION" shall have the meaning set out in Section 2.5;

         "AWARD" shall mean the award or decision of an arbitrator pursuant to
Article XIV.

         "BALANCE SHEET" shall have the meaning set out in Section 3.6(C);

         "BASE CUSTOMER COUNT" shall mean 305,963;

         "BASE PURCHASE PRICE" shall have the meaning set out in Section 2.2;

         "BASIS POINT" shall mean 1/100 of one percent (1%).

         "BENEFIT PLAN" shall have the meaning set out in Section 3.14(B);

         "BUSINESS EMPLOYEES" shall have the meaning set out in Section 12.1;

         "BUYER INDEMNIFIED PARTIES" shall have the meaning set out in Section 11.2;

         "BUYER'S CLOSING CONDITIONS" shall have the meaning set out in Article IX;

         "BUYER'S CONSENTS AND APPROVALS" shall mean all consents, approvals, authorizations, licenses, actions, filings, notifications and other items listed in Schedule 4.4;

         "BUYER'S SECOND CLOSING CONDITIONS" shall have the meaning set out in
Article IX;

         "CERCLA" shall have the meaning set out in Section 3.17(B);

         "CLAIM" shall have the meaning set out in Section 11.1;

         "CLAIM NOTICE" shall have the meaning set out in Section 11.3;

         "CLOSING" shall have the meaning set out in Section 5.1;

         "CLOSING CONDITIONS" shall mean the Sellers' Closing Conditions and the Buyer's Closing Conditions;

         "CLOSING CUSTOMER COUNT" shall have the meaning set out in Section 2.4(A);

         "CLOSING DATE" shall mean the date on which the Closing occurs;

         "CODE" shall mean the Internal Revenue Code of 1986, as amended;

         "COLUMBIA" shall mean Columbia Energy Group, a Delaware corporation and parent of the Sellers;

         "CONFIDENTIAL INFORMATION" shall have the meaning set out in Section 7.11(H);

         "CONSENTS AND APPROVALS" shall mean the Sellers' Consents and Approvals and the

Buyer's Consents and Approvals;

         "CUSTOMER LOSS REBATE" shall have the meaning set out in Section
2.4(B);

         "CUSTOMER NOTIFICATION" shall mean written notice provided to a Mass Markets Customer indicating, to the extent required by Applicable Law, a Permit or otherwise by a PUC, LDC or electric utility, that a change in Service Provider (or the ownership thereof) has occurred, but that the terms and conditions related to such customer's current service agreement shall remain in full force and effect;

         "CUSTOMER REDUCTION EVENT" shall mean the loss of one or more Mass Markets Customer(s) during the Customer Retention Period as a direct result of the Buyer (i) failing to obtain or maintain in full force and effect a required Permit, being decertified or otherwise failing to operate as a Service Provider in a Jurisdiction for any reason within the Buyer's control, (ii) selling or terminating one or more Mass Markets Customer(s) for any reason other than payment delinquency on the part of such Mass Markets Customer(s), or (iii) violating Applicable Law

         "CUSTOMER RETENTION DATE" shall have the meaning set out in Section
2.3;

         "CUSTOMER RETENTION PERIOD" shall have the meaning set out in Section 2.3;

         "DATA" shall mean all data to the extent comprising or related to the Specified Assets, including, without limitation, data generated, processed, computed, stored, created or otherwise manipulated by the Specified Assets, to the extent related to the Specified Assets;

         "DEFERRED CONTRACT" shall have the meaning set out in Section 7.14;

         "DELAYED CLOSING" shall have the meaning set out in Section 5.4;

         "DELAYED CLOSING ASSETS" shall have the meaning set out in Section 9.3(b);

         "DELAYED CLOSING DATE" shall have the meaning set out in Section 5.4;

         "DELAYED CLOSING LIABILITIES" shall have the meaning set out in Section 9.3(b);

         "DISPUTES" shall have the meaning set out in Section 14.1;

         "DISPUTING PARTY" shall have the meaning set out in Section 14.1;

         "EFFECTIVE DATE" shall mean the date first set forth above;

         "EMPLOYER" shall have the meaning set out in Article XII;

         "ENCUMBRANCES" shall mean liens, charges, pledges, options, mortgages, deeds of trust, security interests, restrictions (whether on voting, sale, transfer, disposition, or otherwise), easements, and other encumbrances of every type and description, whether imposed by law, agreement, understanding, or otherwise;

         "ENVIRONMENTAL CLAIM" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or other adversarial proceedings relating to any Environmental Law or Environmental Permit including, without limitation (i) any and all claims by governmental, territorial or regulatory authorities for enforcement, cleanup, removal, response, remedial or other similar actions or damages pursuant to any applicable Environmental Law and (ii) any and all claims by a third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Substances or arising from alleged injury or threat of injury to human health, property, or the environment resulting from exposures to or releases of Hazardous Substances. An "Environmental Claim" includes, but is not limited to, a common law action, as well as a proceeding to issue, modify, terminate or enforce the provisions of an Environmental Permit or requirement of Environmental Law, or to adopt or amend a regulation to the extent that such a proceeding attempts to redress violations or alleged violations of the applicable permit, license, or regulation;

         "ENVIRONMENTAL LAW" shall mean any federal, state, territorial, or local statute, law, rule, regulation, ordinance, code, policy or rule of common law in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment or Hazardous Substances, including, without limitation to the extent applicable under the circumstances; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 U.S.C. ' 9601 ET SEQ.; the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. ' 11001 ET SEQ.; the Resource Conservation and Recovery Act, 42 U.S.C. ' 6901 ET SEQ.; the Federal Water Pollution Control Act, 33 U.S.C. ' 1251 ET SEQ.; the Clean Air Act, 42 U.S.C. ' 7401 ET SEQ.; the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. ' 136 ET SEQ.; the Safe Drinking Water Act, 42 U.S.C. ' 300f ET SEQ.; the Toxic Substance Control Act, 15 U.S.C. ' 2601 ET SEQ.; the Oil Pollution Act of 1990, 33 U.S.C. ' 2701 ET SEQ.; the Hazardous Materials Transportation Act, as amended, 49 U.S.C. ' 5101 ET SEQ.; the Atomic Energy Act, as amended, 42 U.S.C. ' 2011 ET SEQ.; any laws regulating the use of biological agents or substances including medical or infectious wastes; and any corresponding or analogous foreign, territorial, state or local laws, regulations or ordinances, which may be applicable, as any such acts may be amended;

         "ENVIRONMENTAL PERMITS" shall mean all permits, approvals, identification numbers, licenses and other authorizations required under any applicable Environmental Law;

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended;

         "EXCLUDED ASSETS" shall mean all rights, properties, and assets of the Sellers, other than Specified Assets; and without limiting the generality of the foregoing, the Excluded Assets shall include all (i) assets held under any "employee benefit plan" (as defined in section 3(3) of ERISA) currently or heretofore maintained or contributed to by the Sellers or any Affiliates of the Sellers; and (ii) contracts and obligations requiring the maintenance of or contribution to any such employee benefit plan.

         "EXCLUDED LIABILITIES" shall mean all liabilities and obligations of the Sellers (other than the Specified Liabilities), known or unknown, direct or contingent, arising out of, based upon, or relating to any event, condition, circumstance, act or omission occurring or existing on or before the Closing Date (including effects thereof after such date);

         "FERC" shall mean the Federal Energy Regulatory Commission;

         "FINANCIAL STATEMENTS" shall have the meaning set out in Section
3.6(B);

         "FORWARD TRANSACTIONS " shall have the meaning set out in Section 7.12;

         "GOVERNMENTAL ENTITY" shall mean any court or tribunal in any jurisdiction (domestic or foreign) or any federal, state, municipal or local government or other governmental body, agency, authority, department, commission, board, bureau, instrumentality, arbitrator or arbitral body (domestic or foreign), including FERC and the PUCs;

         "HAZARDOUS SUBSTANCES" shall mean (i) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "hazardous air pollutants," "pollutants," "contaminants," "toxic chemicals," "toxics," "hazardous chemicals," "extremely hazardous substances," "regulated substances" or "pesticides" as defined as such in any applicable Environmental Law, (ii) any radioactive materials, asbestos-containing materials, urea formaldehyde foam insulation, and radon in harmful quantities or concentration that are regulated by any Governmental Entity having jurisdiction in the location of such materials, and (iii) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority having jurisdiction in the location of such substances on the basis of potential hazards;

         "HIRED EMPLOYEES" shall have the meaning set out in Section 12.2;

         "HSR ACT" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

         "INDEMNIFIED PARTY" shall have the meaning set out in Section 11.3;

         "INDEMNITY CAP" shall have the meaning set out in Section 11.6;

         "INDEMNIFYING PARTY" shall have the meaning set out in Section 11.3;

         "IT SPECIFIED ASSETS" shall have the meaning set out in Section
3.11(B);

         "JURISDICTION" shall mean each of the states or commonwealths of Georgia, Indiana, Maryland, Michigan, New Jersey, Ohio, Pennsylvania and Virginia;

         "LDC" shall mean a "local distribution company", as defined in the Natural Gas Policy Act of 1978;

         "MARKETS" shall have the meaning set out in Section 7.13;

         "MASS MARKETS BUSINESS" shall mean the businesses of the Sellers with respect to retail residential and light commercial customers who have elected to participate in natural gas and/or electricity retail access programs authorized or otherwise enabled by Applicable Law; and for the purposes of this definition, a "light commercial customer" shall mean a commercial customer that, on a per site, store or facility basis, consumes annually 10,000 MMBtu or less of natural gas;

         "MASS MARKETS CUSTOMERS" shall mean all customers of the Mass Markets Business, a current list of which is set forth in Schedule 3.6(A);

         "MATERIAL ADVERSE EFFECT" shall mean, with respect to the Sellers, any material adverse change or material adverse condition in or relating to the financial condition, results of operations, or business of the Mass Markets Business or that impedes the ability of the Sellers to consummate the transactions contemplated hereby, or perform their obligations hereunder; provided, however, that none of the following shall be a "Material Adverse Effect": (a) any adverse change or adverse condition resulting from changes or conditions in the United States economy generally, (b) any adverse change or adverse condition generally affecting the business of selling energy products to smaller volume retail customers, (c) any shortfall in revenues (including any effects on operating income which result directly from such revenue shortfall), or loss of customers resulting from the announcement or pendency of the transactions contemplated by this Agreement, or (d) any adverse change or adverse condition generally resulting from the announcement, pendency or consummation of the merger between NiSource, Inc. and Columbia.

         "MAXIMUM ADDITIONAL PURCHASE PRICE" shall mean $3,887,602;

         "MAXIMUM RATE" shall have the meaning set out in Section 2.3, subject to adjustment pursuant to Section 2.4(A);

         "MINIMUM RATE" shall have the meaning set out in Section 2.3, subject to adjustment pursuant to Section 2.4(A);

         "NONCOMPETITION AND LICENSE AGREEMENT" shall mean an agreement between Columbia and the Buyer substantially in the form of Exhibit 1.1-1;

         "NOTICE" shall have the meaning set out in Section 15.1;

         "NOTICE PERIOD" shall have the meaning set out in Section 11.3(B);

         "OFFERED TERMS" shall have the meaning set out in Section 2.4(C);

         "PECO FORM 810 REPORT" shall have the meaning set out Schedule 7.9;

         "PECO RECEIVABLES PAYMENT" shall have the meaning set out Schedule 7.9;

         "PERCENTAGE SPREAD" shall have the meaning set out in Section 2.3;

         "PERMITS" shall mean licenses, permits, consents, approvals, variances, exemptions, tariffs, rate schedules and other authorizations of or from Governmental Entities, LDCs, electric utilities, gas transportation or power transmission providers or power pools;

         "PERSON" shall mean any individual, corporation, partnership, joint venture, trust, limited liability company, unincorporated organization, Governmental Entity or other entity;

         "PRE-CLOSING DATE PERIOD" shall have the meaning set out in Section 13.1(A);

         "PROCEEDINGS" shall mean all proceedings, actions, claims, suits, investigations, and inquiries by or before any arbitrator or Governmental Entity;

         "PUCS" shall mean the public utility commissions or similar Governmental Entities with oversight regarding the conduct of retail gas and electric commodities and services businesses in the jurisdictions where the Mass Markets Business is conducted;

         "RECEIVABLES" shall have the meaning set out in Section 7.9(A);

         "RELEASE" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration of any Hazardous Substance into the environment or into or out of any property, including the movement of any Hazardous Substance through or in the air, soil, surface water, groundwater or property;

         "RENEWAL HEDGES" shall have the meaning set out in Section 7.12;

         "RENEWAL NOTICE CUSTOMERS" shall mean those Mass Markets Customers due to receive their initial notice of renewal of their contracts with a Seller during the period commencing June 1, 2000 and ending July 31, 2000, a current list of which is set forth in Schedule 2.4(B);

         "REPRESENTATIVES" shall have the meaning set forth in Section 7.11(C);

         "RETENTION RATE" shall mean the quotient obtained by dividing (i) the total number of Mass Markets Customers that remain customers of the Buyer on the Customer Retention Date, by (ii) the Closing Customer Count, expressed as a percentage;

         "RETURNS" shall mean all reports, estimates, declarations of estimated tax, information statements and returns relating to, or required to be filed in connection with, any Taxes, including information returns or reports with respect to backup withholding and other payments to third parties;

         "SECOND CLOSING" shall have the meaning set out in Section 5.5;

         "SECOND CLOSING ASSETS" shall have the meaning set out in Section 5.5;

         "SECOND CLOSING CONDITIONS" shall mean the Sellers' Closing Conditions and the Buyer's Second Closing Conditions;

         "SECOND CLOSING DATE" shall have the meaning set out in Section 5.5;

         "SECOND CLOSING LIABILITIES" shall have the meaning set out in Section 5.5;

         "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

         "SELLER INDEMNIFIED PARTIES" shall have the meaning set out in Section 11.1;

         "SELLER TAX MATTER" shall have the meaning set out in Section 13.2;

         "SELLERS' CLOSING CONDITIONS" shall have the meaning set out in Article VIII;

         "SELLERS' CONSENTS AND APPROVALS" shall mean all consents, approvals, authorizations, licenses, actions, filings, notifications and other items listed on Schedule 3.5;

         "SERVICE PROVIDER" shall mean any Person providing natural gas or electricity to Mass Markets Customers;

         "SERVICES AGREEMENT" shall mean an agreement between the Buyer and the Sellers substantially in the form of Exhibit 1.1-2;

         "SPACE AGREEMENT" shall have the meaning set out in Section 7.10(C);

         "SPECIFIED ASSETS" shall mean only the assets set forth on Schedule 3.6(A) hereto, as may be modified at Closing by the agreement of the parties hereto;

         "SPECIFIED CONTRACTS" shall mean the contracts, agreements, and instruments listed on SCHEDULE 3.12(B);

         "SPECIFIED IP RIGHTS" shall have the meaning set out in Section
3.11(A);

         "SPECIFIED LIABILITIES" shall mean the obligations arising subsequent to the Closing or, with respect to Delayed Closing Liabilities and the Second Closing Liabilities, the relevant Delayed Closing Date and the Second Closing, respectively, under the Specified Contracts;

         "STORAGE PAYMENT" shall have the meaning set out in Exhibit B to
Schedule 3.6(A);

         "SUBSCRIPTION AGREEMENT" shall mean an agreement among CES, TNPC and Enron Energy Services, LLC substantially in the form of Exhibit 1.1-3;

         "SWITCHING FEE" shall mean any fee, charge or other payment required to be made to a LDC or electric utility serving a Mass Markets Customer in compliance with or as required or stipulated by Applicable Law or any Permit as a result of the transactions contemplated herein;

         "TAXES" shall mean all taxes, however denominated, including any interest, penalties or other additions to tax that may become payable in respect thereof, imposed by any Government Entity, which taxes shall include, without limiting the generality of the foregoing, all income or profits taxes (including, but not limited to, federal income taxes, state income taxes and any liability for the payment of any combined or consolidated tax, including liability imposed pursuant to Treasury Regulations Section 1.1502-6), gross receipts taxes, sales taxes, use taxes, real property gains or transfer taxes, ad valorem taxes, property taxes, value-added taxes, franchise taxes, production taxes, severance taxes, windfall profit taxes, withholding taxes, payroll taxes, employment taxes, social security, excise taxes and other obligations of the same or similar nature to any of the foregoing, whether disputed or not;

         "THIRD PARTY" shall have the meaning set out in Section 11.3(A);

         "TNPC SHARES" shall have the meaning set out in Section 2.2;

         "TRANSITION OPERATIONS" shall mean reasonable actions taken by the Buyer assuming ownership and control over the Specified Assets and the business processes related thereto; and

         "TRANSITION PERSONNEL PERIOD" shall have the meaning set out in
Section 7.10(A);

         "U.S. GAAP" shall mean generally accepted accounting principles in the United States of America as promulgated by the Financial Accounting Standards Board from time to time, with such exceptions to such generally accepted accounting principles as may be noted or otherwise referred to on any individual financial statement or schedule.

         1.2 CONSTRUCTION. In construing this Agreement, the following principles shall be followed:

                  (i) the terms "herein," "hereof," "hereby," and "hereunder," or other similar terms, refer to this Agreement as a whole and not only to the particular Article, Section or other subdivision in which any such terms may be employed;

                  (ii) references to Articles, Sections, and other subdivisions refer to the Articles, Sections, and other subdivisions of this Agreement;

                  (iii) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with U.S. GAAP;

                  (iv) no consideration shall be given to the captions of the articles, sections, subsections, or clauses, which are inserted for convenience in locating the provisions of this Agreement and not as an aid in its construction;

                  (v) examples shall not be construed to limit, expressly or by implication, the matter they illustrate;

                  (vi) the word "includes" and its syntactical variants mean "includes, but is not limited to" and corresponding syntactical variant expressions;

                  (vii) a defined term has its defined meaning throughout this Agreement, regardless of whether it appears before or after the place in this Agreement where it is defined;


                  (viii) the plural shall be deemed to include the singular, and vice versa;

                  (ix) each exhibit, attachment, and schedule to this Agreement is a part of this Agreement, but if there is any conflict or inconsistency between the main body of this Agreement and any exhibit, attachment, or schedule, the provisions of the main body of this Agreement shall prevail; and

                  (x) the phrases "set forth in", "described in" and "included in" an identified Schedule means expressly referred to or contained in the identified Schedule.

                                   ARTICLE II
                                 THE ACQUISITION

         2.1 AGREEMENT TO PURCHASE AND SELL. Upon the terms and subject to the conditions of this Agreement, at the Closing the Sellers hereby agree to sell, convey, transfer, assign and deliver to the Buyer, and the Buyer hereby agrees to purchase from the Sellers, all of the Specified Assets and to assume the Specified Liabilities. The Buyer shall not assume and shall have no liability for the Excluded Liabilities.

         2.2 BASE PURCHASE PRICE. The base purchase price (the "Base Purchase Price") for the Specified Assets shall be payable at the Closing and shall consist of (a) $11,662,805 to be paid by deposit of immediately available funds to the account designated by the Seller, (b) 3,011 shares of common stock, $0.01 par value per share, of TNPC ("TNPC Shares"), (c) the AGL Receivables Payment and the PECO Receivables Payment, each as set forth in Schedule 7.9, and
(d) the Storage Payment, as set forth in Exhibit B to Schedule 3.6(A).

         2.3      ADDITIONAL PURCHASE PRICE.

         (A) AMOUNT. An additional purchase price based on the Buyer's retention of Mass Markets Customers (the "Additional Purchase Price") as of the date 12 months after the Closing Date (the "Customer Retention Date"; and said 12-month period, the "Customer Retention Period") shall be payable by the Buyer. Such payment shall not be subject to any right of set off, deduction or counterclaim and shall not be affected by any condition, fact or circumstance, including, without limitation, any breach by any Seller of any representations, warranties or covenants set forth herein; unless a Buyer Indemnified Party receives an Award assessing a monetary obligation against any Seller(s), in which event such Buyer Indemnified Party in each case shall have such right of set off, deduction or counterclaim with respect to the Additional Purchase Price to the extent of the amount of such Award. Subject to adjustment pursuant to Section 2.4 (A), the amount of the Additional Purchase Price shall be determined based on Mass Markets Customer retention as follows:

         (i) If the Retention Rate is 75% (the "Minimum Rate") or lower, then the Additional Purchase Price shall be zero;

         (ii) If the Retention Rate is 85% (the "Maximum Rate") or higher, then the Additional Purchase Price shall be the Maximum Additional Purchase Price;

         (iii) For Retention Rates between the Minimum Rate and the Maximum Rate (the "Percentage Spread"), the Additional Purchase Price shall be equal to that percentage of the Maximum Additional Purchase Price that the percentage of Mass Markets Customers actually retained represents within the Percentage Spread. By way of illustration only, and without accounting for any changes to the Minimum Rate, the Maximum Rate or the Percentage Spread pursuant to Section 2.4(A), if the Retention Rate is 80% and the Maximum Additional Purchase Price is $3,880,000, then the Additional Purchase Price shall be equal to the product obtained by multiplying $3,880,000 by .50 (80% representing the midpoint within, or 50% of, the Percentage Spread), or $1,940,000. Any customers added as Mass Markets Customers from and after the Closing Date shall not affect in any way the calculation of the Additional Purchase Price. The Buyer agrees that during the Customer Retention Period the Buyer shall conduct its retail residential and light commercial gas and electricity commodities business in the Jurisdictions in a commercially reasonable manner; and

         (iv) Any Mass Markets Customer who loses such status as a result of a Customer Reduction Event shall be counted as a Mass Markets Customer that remains a customer of the Buyer on the Customer Retention Date for purposes of calculating the Retention Rate.

         (B) PROCEDURES FOR DETERMINATION Within 10 days after the Customer Retention Date, the Buyer shall prepare and deliver to Sellers the Buyer's good faith estimate of the Additional Purchase Price certified by the Buyer to be true, complete and accurate. The certificate shall contain all information reasonably necessary to determine the Additional Purchase Price pursuant to
Section 2.3(A) and such other information relating to the Mass Markets Customers as may be reasonably requested by the Sellers. If the Sellers dispute the amount of the Additional Purchase Price determined by the Buyer, the Sellers shall deliver to the Buyer within 15 days after Sellers' receipt of the Buyer's certificate a certificate setting forth Sellers' determination of the amount of the Additional Purchase Price. If the Sellers notify the Buyer of the Sellers' acceptance of the Buyer's determination, or if the Sellers fail to deliver their certificate within such 15 day period, the Buyer's determination of the Additional Purchase Price shall be final conclusive and binding on the parties, and the Buyer shall make payment of the Additional Purchase Price by wire transfer of immediately available funds to an account designated by the Sellers no later than 30 days following the Customer Retention Date.

         2.4 ADJUSTMENT AMOUNTS FOR CHANGES IN SPECIFIED ASSETS AND SPECIFIED LIABILITIES.

         (A) ADJUSTMENT BASED ON CUSTOMER ATTRITION PRIOR TO CLOSING. In the event the number of Mass Markets Customers as of the Closing ( the "Closing Customer Count") is less than the Base Customer Count, then the Minimum Rate and the Maximum Rate (and, consequently, the Percentage Spread) shall be adjusted as follows:

                  (i) If the Closing Customer Count is more than 302,903 but less than the Base Customer Count, the Minimum Rate and the Maximum Rate (and, consequently, the Percentage Spread) shall be increased by the same number of Basis Points as the number of Basis Points that equal the percentage decrease in Mass Markets Customers evidenced by the difference between the Base Customer Count and the Closing Customer Count.

                  (ii) If the Closing Customer Count is equal to or less than 302,903 the Minimum Rate and the Maximum Rate (and, consequently, the Percentage Spread) shall be increased by 100 Basis Points.

         By way of illustration only, (a) if the Closing Customer Count is 304,403 which represents 99.5% of the Base Customer Count, the Minimum Rate shall be 75.5%; the Maximum Rate shall be 85.5%; and the Percentage Spread shall be between 75.5% and 85.5%; and (b) if the Closing Customer Count is 300,000, which represents less than 99% of the Base Customer Count, the Minimum Rate shall be 76%; the Maximum Rate shall be 86%; and the Percentage Spread shall be between 76% and 86%.

         (B) ADJUSTMENT BASED ON LOSS OF RENEWAL NOTICE CUSTOMERS. From and after the Closing, the Sellers shall pay to the Buyer (i) the sum of $50 for each Renewal Notice Customer due to receive his initial notice of renewal in June, 2000 and who fails to renew his contract with a Seller or the Buyer prior to its expiration up to an aggregate $34,030 and (ii) the sum of $50 for each Renewal Notice Customer due to receive his initial notice of renewal in July, 2000, and who fails to renew his contract with a Seller or the Buyer prior to its expiration up to an aggregate $503,310 (collectively, the "Customer Loss Rebate"). The Customer Loss Rebate shall be paid by the Sellers to the Buyer on or before December 15, 2000.

         (C) RENEWAL TERMS. The Sellers shall offer to renew the contract of each Renewal Notice Customer on terms and conditions, including pricing (the "Offered Terms"), that shall have been jointly determined in good faith using commercially reasonable efforts and agreed upon by the Buyer and the Sellers prior to their being offered to such customer; provided, however, that if the Buyer and the Sellers are unable to agree on Offered Terms then the Buyer shall instruct the Sellers in writing to send Offered Terms determined by the Buyer in its sole discretion prior to their being offered to such customer, as long as such Offered Terms would reasonably be expected not to cause a negative margin; and the Sellers shall send such Offered Terms to such customer.

         (D) DISPUTE RESOLUTION. The Buyer and Sellers shall use good faith efforts to resolve any dispute related to the determination of the Additional Purchase Price or any adjustment described in Sections 2.4(A), (B) and (C). If the parties are unable to resolve the dispute within 30 days following the initiation of negotiations relating to such dispute, then the disputed items shall be submitted to binding arbitration under Article XIV.

         2.5 ASSUMPTION OF LIABILITIES On the Closing Date, the Buyer shall assume and shall agree to pay, perform and discharge as and when they become due and payable or are required to be performed, the Specified Liabilities relating solely to those Specified Assets being transferred to the Buyer at the Closing. On the Second Closing Date, the Buyer shall assume and shall agree to pay, perform and discharge as and when they become due and payable or are required to be performed, the Second Closing Liabilities.

         2.6 PURCHASE PRICE ALLOCATION. The Sellers and the Buyer agree to allocate the Base Purchase Price and any Additional Purchase Price (together with any adjustments made pursuant to Sections 2.4 (A), (B) and (C) and the Specified Liabilities) for the Specified Assets as set forth on
Schedule 2.6 (the "Asset Allocation"). If mutually agreed upon by the Sellers and the Buyer, the Asset Allocation shall be revised as of the Closing Date and, if applicable, the Delayed Closing Date and the Second Closing Date. The Asset Allocation shall be completed in the manner required by Code Section 1060. The Sellers and the Buyer further agree to comply with all filing, notice and reporting requirements described in Code Section 1060 and the Treasury Regulations promulgated thereunder, including the timely preparation and filing of Forms 8594 based on the Asset Allocation. The Sellers and the Buyer hereby agree that they will report the federal, state, foreign and other tax consequences of the transactions contemplated by this Agreement in a manner consistent with the Asset Allocation.

                                   ARTICLE III
                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

         The Sellers represent and warrant to the Buyer the following:

         3.1 CORPORATE EXISTENCE AND QUALIFICATION. Each Seller is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation, and is duly qualified to do business and is in good standing as a foreign corporation in each state where the character of its properties or the nature of its business requires it to be so qualified (except where the failure to so qualify would not have a Material Adverse Effect). Each Seller has the corporate power to own, operate and lease its properties and to carry on its business as presently conducted.

         3.2 POWER AND AUTHORITY; ENFORCEABILITY. Each Seller has all requisite corporate power and authority to enter into this Agreement and all other documents to be entered into by such Seller in connection with the consummation of the transactions contemplated hereby and to perform its obligations hereunder and thereunder. This Agreement and all other documents entered into by each Seller in connection with the consummation of the transactions contemplated hereby have been duly authorized, executed and delivered on behalf of such Seller and, assuming due authorization, execution and delivery by the Buyer, constitute the legal, valid and binding obligations of such Seller enforceable in accordance with their respective terms, except that (a) such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and (b) the remedy of specific performance and injunction and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         3.3 CHARTER DOCUMENTS. Each Seller has delivered to the Buyer complete, true and accurate copies of its charter documents and bylaws as currently in effect.

         3.4 NO CONFLICT. The execution, delivery, and performance of this Agreement by each Seller and the consummation by it of the transactions contemplated hereby do not and will not (a) violate or breach the certificate of incorporation or by-laws (or equivalent organizational documents) of such Seller, (b) violate or breach any Applicable Law or Permit binding upon such Seller, (c) except as set forth in Schedule 3.4, result in any breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to any other Person any rights of termination, amendment, or cancellation of, any Specified Contract or any other contract to which such Seller is a party, or acceleration of any obligation of such Seller thereunder, or result in the creation of any Encumbrance on any of the Specified Assets pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, Permit, franchise or other instrument relating to such assets to which such Seller is a party or by which any of such assets is bound or affected.

         3.5 CONSENTS, APPROVALS AND PERMITS. No consent, approval, authorization, license, order or permit of, or declaration, filing or registration with, or notification to, any Governmental Entity, or any other Person, is required to be made or obtained by any Seller in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, except: (a) as set forth on Schedule 3.5; (b) in order to comply with applicable requirements of the HSR Act; and (c) as may be necessary as a result of any facts or circumstances relating solely to the Buyer. The Sellers hold all Permits listed on Schedule 3.5, which are all Permits necessary or required for the conduct of the Mass Markets Business. All of such Permits are in full force and effect and each Seller is in compliance with each such Permit to the extent it applies to or affects such Seller in all material respects. Except as disclosed in Schedule 3.5, no notice has been received by any Seller and no Proceeding is pending or, to the knowledge of any Seller, threatened with respect to any alleged failure by such Seller to have any such Permit or not to be in compliance therewith. Except as set forth on Schedule 3.5, to the knowledge of each Seller, no event has occurred and is continuing which requires, or after notice or lapse of time or both would require, any modification or termination of any such Permit held by such Seller. Notwithstanding the foregoing, all Environmental Permits shall be governed by
Section 3.17(A).

         3.6      STATEMENTS.

         (A) SPECIFIED ASSETS AND LIABILITIES. Schedule 3.6(A) sets forth the Specified Assets and the Specified Liabilities.

         (B) AUDITED FINANCIAL STATEMENTS. Set forth on Schedule 3.6(B) are the forms of the audited balance sheets as of December 31, 1999 and December 31, 1998 and related statements of income, statements of cash flow and statements of stockholders' equity for the years then ended of the Mass Markets Business with the opinion from Arthur Andersen LLP addressed to Columbia attached thereto and qualified only as to the Mass Markets Business as a going concern (the "Financial Statements"). On or prior to the Closing, the Sellers shall deliver Financial Statements executed by Arthur Andersen LLP.

         (C) QUARTER FINANCIAL STATEMENTS. Set forth on Schedule 3.6(C) is the balance sheet of the Mass Markets Business that fairly presents the financial position of the Mass Markets Business as of March 31, 2000 (the "Balance Sheet"). Attached to the Balance Sheet is a certificate of the Chief Financial Officer of the Sellers to the effect that the Balance Sheet has been prepared in conformity with U.S. GAAP applied on a basis consistent with the audited Financial Statements referred to in Section 3.6(B) above (except for the qualification as to going concern and the lack of footnotes).

         3.7 ABSENCE OF CHANGES. Except as set forth in Schedule 3.7, since March 31, 2000 there has been (a) no change in (i) the assets, liabilities or financial condition of the Mass Markets Business from that set forth in the Financial Statements or (ii) the condition (other than financial) or business of the Mass Markets Business, other than, with respect to clauses (i) and (ii) hereof, changes in the ordinary course of business the effect of which changes has not caused, individually or in the aggregate, a Material Adverse Effect; (b) no damage, destruction or loss, whether or not covered by insurance, having a Material Adverse Effect; (c) no labor dispute that has caused, individually or in the aggregate, a Material Adverse Effect;
(d) no transfer of any intellectual property rights; (e) no mortgage or pledge of any assets of the Mass Markets Business; (f) no increase in the rate or form of compensation payable to any employee or increases in any employee benefits, except increases in compensation and benefit changes made in the ordinary course of business in accordance with established policies and past practice; (g) no motion, order, brief, settlement agreement or other papers filed in any Proceeding; (h) no change in the manner in which the books of account relating to the Mass Markets Business have been maintained nor any change in any of its accounting methods or practices; or (i) no agreement or commitment to do any of the foregoing.

         3.8 TITLE TO PROPERTIES. The Sellers own, lease or have the right to use all property, real or personal, tangible or intangible, used in the Mass Markets Business. The Sellers have good and merchantable title to all of the Specified Assets, free of any Encumbrances, subordination or adverse claim, except as set forth in Schedule 3.8, or for such imperfections of title and Encumbrances as do not individually or in the aggregate materially detract from the value of the Specified Assets or impair the Mass Markets Business. All leases under which any Seller is operating pertaining to the Mass Markets Business are described in Schedule 3.8. The Sellers enjoy peaceful and undisturbed possession under such leases, and all such leases are valid, subsisting and in full force and effect. No Seller has been advised of a breach of any such lease and there is no basis for any such breach to be threatened. EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED HEREIN, THE SELLERS MAKE NO WARRANTIES OF ANY KIND WHATSOEVER WITH RESPECT TO THE SPECIFIED ASSETS, EXPRESS OR IMPLIED, ALL OF WHICH ARE BEING SOLD ON AN "AS-IS", "WHERE IS" BASIS TO THE BUYER. WITHOUT LIMITING THE FOREGOING, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR PARTICULAR PURPOSE ARE HEREBY DISCLAIMED AND EXCLUDED.

         3.9 COMPLIANCE WITH LAWS. Each Seller is in compliance in all material respects with all Applicable Laws, except as disclosed on Schedule 3.9.

         3.10 LITIGATION, JUDGMENTS, ETC. Except as set forth in Schedule 3.10, there are no Proceedings pending or, to the knowledge of any Seller, threatened (excluding any rulemaking, investigation or similar proceeding of general applicability and any appeal or petition for review relating thereto) to which any Seller is a party that involves the Mass Markets Business or that otherwise involves the Mass Markets Business or any of the Specified Assets. No Seller has received any notice of default or violation and, to the knowledge of the Sellers, no Seller is in default with respect to any judgment, order, writ, injunction, decree or award applicable to it of Governmental Entity or arbitrator having jurisdiction over it.

         3.11     INTELLECTUAL PROPERTY AND IT.

         (A) SPECIFIED IP RIGHTS. Schedule 3.11(A) sets forth a list of all patents, patent applications, trademarks (whether registered or not), trademark applications, trade names, copyrights, patent or know-how licenses (wherein a Seller is either licensee or licensor) used in the ordinary course of the Mass Markets Business (the "Specified IP Rights").

         (B) IT SPECIFIED ASSETS. Schedule 3.11(B) sets forth a list of all hardware, software, systems, licenses, agreements and other information technology assets used in the ordinary course of the Mass Markets Business (the "IT Specified Assets").

         (C) OWNERSHIP. Except as set forth in Schedule 3.11(C), (i) no Person other than the Sellers has any claim of ownership in or any license or other right to use any of the (i) Data, (ii) Specified IP Rights, or (iii) IT Specified Assets, and (ii) the Sellers have valid licenses or rights to use the Specified IP Rights and IT Specified Assets. The Sellers have delivered to the Buyer complete and accurate copies of all documents and information related to rights of the Sellers in the Data, the Specified IP Rights and the IT Specified Assets, or the use or exploitation thereof.

         (D) CLAIMS. Except as set forth on Schedule 3.11(D): To the knowledge of the Sellers, (i) there is no unauthorized use, infringement, or misappropriation of any of the Data, any of the Specified IP Rights or any of the IT Specified Assets by any Person; and (ii) none of the Data, the Specified IP Rights or the IT Specified Assets infringe or have infringed any intellectual property right of any third party. To the knowledge of the Sellers, the Sellers have maintained the confidentiality of trade secrets, know-how, and other confidential materials related to the Data, the Specified IP Rights and the IT Specified Assets. The Sellers have not received notice of breach or default with regard to, and to the knowledge of the Sellers, the Sellers are not in breach in any material respect of, any agreement, commitment, contractual understanding, license, sublicense, assignment, or indemnification which relates to any of the Data, the Specified IP Rights or the IT Specified Assets and have not taken, or failed to take, any action that would preclude or hinder the protection or enforcement of the Data, the Specified IP Rights or the IT Specified Assets.

         3.12     CONTRACTUAL OBLIGATIONS.

         (A) GENERAL. Except as set forth in Schedule 3.12(A), no Seller is a party to any of the following, whether written or oral:

                  (i) contract for the future purchase or sale of materials, supplies, equipment or services in connection with the Specified Assets that is not terminable without penalty on less than 30 days' notice, except as may be included in the Specified Contracts;

                  (ii) confidentiality agreement related to the Specified Assets; or

                  (iii) agreement that purports to limit its freedom to compete in any line of business or in any geographic area.

         (B)      SPECIFIED CONTRACTS. With regard to the Specified Contracts:

                  (i) Set forth on Schedule 3.12(B) is a list of all contracts, agreements, leases and instruments (including all amendments, supplements, and modifications thereto) included in the Specified Assets and to which a Seller is a party or by which any of the Specified Assets is otherwise bound or affected.

                  (ii) Each Specified Contract is a valid agreement, arrangement or commitment of the Seller to which it is a party, enforceable against such Seller in accordance with its terms and, to the knowledge of such Seller, is a valid agreement, arrangement or commitment of each other party thereto, enforceable against such party in accordance with its terms, except in each case where enforceability may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and except where enforceability is subject to the application of equitable principles or remedies or as would not have, individually or in the aggregate, a Material Adverse Effect. True and complete copies of the Specified Contracts have been delivered to or otherwise made available to the Buyer.

                  (iii) No Seller has received any notice of breach, violation or default, and to the knowledge of Sellers no Seller is in breach, violation or default, or but for a requirement that notice be given or that a period of time elapse or both, would be in breach, violation or default, under any Specified Contract which defaults, in each case, individually, or in the aggregate, would reasonably be expected to have a Material Adverse Effect. Each Seller has complied in all material respects with all commitments and obligations under each such Specified Contract to which it is a party.

                  (iv) No Seller has knowledge of any breach, violation or default of any obligation to be performed by any other party to any Specified Contract to which such Seller is a party or any other contract pursuant to which any of the Specified Assets is otherwise bound or affected.

         3.13     TAXES.

         Except as set forth in Schedule 3.13, (i) all Returns required to be filed by or on behalf of the Sellers on or before the Closing Date with respect to the Specified Assets (and, with respect to any Delayed Closing Assets and the Second Closing Assets, all Returns required to be filed by or on behalf of the Sellers on or before the relevant Delayed Closing Date or Second Closing Date, respectively) have been duly filed on a timely basis,
(ii) such Returns are true, complete and correct, (iii) all Taxes which were shown to be due on such Returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and (iv) no other Taxes are payable by any Seller with respect to items or periods covered by such Returns (whether or not shown on or reportable on such Returns) or with respect to any period prior to the Closing Date (or the relevant Delayed Closing Date(s) for Returns with respect to Delayed Closing Assets and the Second Closing Date for Returns with respect to the Second Closing Assets); provided, however, that the representations and warranties set forth in this
Section 3.13 are made only to the extent that they relate to (i) Taxes that are or may become liens on the Specified Assets or (ii) are Taxes for which the Buyer is or may be liable as a transferee, successor, purchaser or in a similar capacity with respect to the Specified Assets. There are no liens for Taxes (other than for Taxes not yet due and payable) upon the Specified Assets.

         3.14 EMPLOYEE BENEFIT PLANS. Each employee benefit plan program, policy or other benefit ("Benefit Plan") maintained, sponsored, participated in or contributed to by the Sellers has been operated and administered in all material respects in accordance with its terms and Applicable Laws, including but not limited to ERISA and the Code. To the knowledge of the Sellers, there is no current or pending investigation or audit by the Internal Revenue Service, the Department of Labor or any other Governmental Entity of any Benefit Plan. No Seller has received notification from any such Governmental Entity of such a pending audit or investigation. There are no actions, suits or claims pending (other than routine claims for benefits) or, to the knowledge of the Sellers, threatened with respect to any Benefit Plan or against the assets of any such Benefit Plan.

         3.15 LABOR MATTERS. Except as set forth in Schedule 3.15, no Seller is (i) a party to, or bound by, any collective bargaining agreement with a labor union or labor organization, (ii) a party to, or bound by, any contract for the employment of any Specified Employee, or (iii) the subject of any Proceeding asserting that any Seller has committed an unfair labor practice or is seeking to compel it to bargain with any labor organization as to wages or conditions of employment.

         3.16 INSURANCE. Schedule 3.16 sets forth a description (including without limitation the issuers of and the amounts of coverage) of all insurance policies which are owned or maintained by the Sellers and complete, true and accurate copies of such policies have been supplied to the Buyer. All of such insurance policies are in full force and effect, and all premiums therefor payable for periods prior to the Closing Date (and, with respect to insurance policies the coverage of which pertains to the Second Closing Assets, for periods prior to the Second Closing Date) have been fully paid. No notice of cancellation of, or indication of an intention not to renew, any such insurance policy has been received by any Seller.

         3.17     ENVIRONMENTAL MATTERS.

         (A) COMPLIANCE. Except as set forth in Schedule 3.17(A), (i) each Seller has obtained all Environmental Permits that have been and are required in connection with the business, operations and properties of such Seller, (ii) each Seller has been, and each Seller is, in substantial compliance with all terms and conditions of all applicable requirements of Environmental Law and Environmental Permits, (iii) no Seller has received any written notice from a Governmental Entity of any violation, alleged violation, or liability arising under any requirements of Environmental Law or Environmental Permits, (iv) no Environmental Claims are threatened or are presently pending against any Seller relating to present or past operations on premises owned, leased or operated by such Seller, and (v) to the knowledge of each Seller no condition or set of facts or circumstances exists that could reasonably be expected to give rise to an Environmental Claim against such Seller.

         (B) RELEASES. Except as set forth in Schedule 3.17(B), no Seller has disposed, treated, or arranged for the disposal or treatment of any Hazardous Substances at a site or location, or has leased, used, operated or owned a site or location that (i) has been placed on the National Priorities List or its state equivalent pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act, as amended ("CERCLA"), or similar foreign, territorial or state law, (ii) the Environmental Protection Agency or relevant foreign, territorial or state authority has proposed, or is proposing, to place on the National Priorities List or foreign, territorial or state equivalent, (iii) is subject to a lien, administrative order or other demand either to take response action under CERCLA or other Environmental Law, or to develop or implement a "Corrective Action Plan" or "Compliance Plan," as each is defined in regulations promulgated pursuant to the Resource Conservation and Recovery Act, as amended, or to reimburse any person who has taken response or other action in connection with that site, or (iv) has been the site of any Release from present or past operations of any Seller which would be reportable under any requirements of Environmental Law or which has caused at such site or any third party site any condition that has resulted in or could reasonably be expected to result in a claim against any Seller under Environmental Law.

         (C) HAZARDOUS SUBSTANCES. Except as set forth in Schedule 3.17(C), (i) to the knowledge of the Sellers no Seller has ever owned or operated any underground storage tanks (USTs) containing petroleum products or wastes or other substances regulated by 40 CFR Part 280 or other applicable requirements of Environmental Law, and to the knowledge of each Seller has never owned or operated any real estate having any USTs, (ii) there are no polychlorinated biphenyls or asbestos in or on property currently or previously owned, leased or operated by any Seller whose concentration or condition would require any action under applicable Environmental Law, and (iii) no entities or sites owned or operated by third parties have been used by any Seller in connection with the treatment, storage, disposal or transportation of Hazardous Substances, except in compliance with applicable Environmental Law and except for such violations that have been remedied.

         (D) OPERATIONAL COMPLIANCE. Except as set forth in Schedule 3.17(D), the structures, equipment and other properties currently owned or used by the Sellers and identified as Specified Assets are adequate and sufficient for the current operations of the Mass Markets Business in conformance with all applicable requirements of Environmental Law.

         3.18 CONDITION OF ASSETS. The Sellers have operated, maintained and repaired the tangible Specified Assets in the ordinary course of business in a manner consistent with customary industry practice. Such tangible Specified Assets are capable of being used without the present need for repair or replacement except in the ordinary course of business.

         3.19 PUBLIC UTILITY HOLDING COMPANY ACT. No Seller is a "holding company," "gas utility company" or an "electricity utility company," as such terms are defined under the Public Utility Holding Company Act of 1935.

         3.20 ACCURATE AND COMPLETE RECORDS. The books, ledgers, and financial records of the Mass Markets Business for the period of time which is not less than three years prior to the Effective Date or any such longer period as may be required by Applicable Laws are in the possession of the Sellers.

         3.21 BROKERAGE ARRANGEMENTS. No Seller has entered (directly or indirectly) into any agreement with any person, firm or corporation that would obligate the Buyer to pay any commission, brokerage or "finder's fee" in connection with the transactions contemplated herein.

         3.22 NO MISLEADING STATEMENTS. The representations and warranties of the Sellers contained in this Agreement, the Schedules and all other certificates and documents delivered at the Closing, any Delayed Closing and the Second Closing to the Buyer and its representatives in connection with the transactions contemplated by this Agreement do not and will not include any untrue statement of a material fact and do not and will not omit to state any material fact necessary to make the statements made not misleading.

         3.23 SUFFICIENCY OF PROPERTIES, ASSETS AND EMPLOYEES. Except for employees and matters listed in Schedule 3.23, the Specified Assets and the Business Employees constitute all of the properties, assets, rights, interests and employees which are used in, and are necessary for, the operation of the Mass Markets Business as it is conducted on the Effective Date and on the Closing Date. As of the Closing Date, there are no Persons other than the Sellers who own or hold any right, title or interest in or to the Specified Assets or the Mass Markets Business.

         3.24 INVESTMENT INTENT; INVESTMENT EXPERIENCE. Each Seller is acquiring the TNPC Shares for its own account for investment and not with a present intention or view to, or for sale or other disposition in connection with, any distribution of all or any part thereof. In acquiring the TNPC Shares, no Seller is offering or selling, and will not offer or sell, for the Buyer in connection with any distribution of the TNPC Shares, and no Seller has a participation or will participate in any such undertaking or in any underwriting of such an undertaking except in each case in compliance with applicable federal and state securities laws. Each Seller acknowledges that it is able to fend for itself, can bear the economic risk of its investment in the TNPC Shares, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the TNPC Shares. Each Seller is an "accredited investor" as such term is defined in Regulation D under the Securities Act. Each Seller understands that the TNPC Shares will not have been registered pursuant to the Securities

Act or any applicable state securities laws, that the TNPC Shares will be characterized as "restricted securities" under federal securities laws and that under such laws and applicable regulations the TNPC Shares cannot be sold or otherwise disposed of without registration under the Securities Act or an exemption therefrom.

                                   ARTICLE IV
              REPRESENTATIONS AND WARRANTIES OF THE BUYER AND TNPC

         The Buyer hereby represents and warrants to the Sellers as follows:

         4.1 ORGANIZATION. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with corporate power to carry on its business as now being conducted.

         4.2 POWER AND AUTHORITY; ENFORCEABILITY. The Buyer has all requisite corporate power and authority to enter into this Agreement and all other documents to be entered into by the Buyer in connection with the consummation of the transactions contemplated hereby and to perform its obligations hereunder and thereunder. This Agreement and all other documents entered into by the Buyer in connection with the consummation of the transactions contemplated hereby have been duly authorized, executed and delivered on behalf of the Buyer and, assuming due authorization, execution and delivery by the Sellers, constitutes a legal, valid and binding obligation of the Buyer enforceable in accordance with its terms, except that
(a) such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and (b) the remedy of specific performance and injunction and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

         4.3 NO CONFLICT. The execution, delivery and performance of this Agreement by the Buyer does not and will not (a) violate or breach the certificate of incorporation or by-laws of the Buyer, (b) violate or breach any Applicable Law binding upon the Buyer, or (c) result in any breach of, or constitute a default (or event which with the giving of notice or lapse of time, or both, would become a default) under, or give to any other Person any rights of termination, amendment, acceleration or cancellation of, or result in the creation of any Encumbrance on any of the assets or properties of the Buyer pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, Permit, franchise or other instrument relating to such assets or properties to which the Buyer is a party or by which any of such assets or properties is bound or affected.

         4.4 CONSENTS, APPROVALS AND PERMITS. No consent, approval, authorization, license, order, or permit of, or declaration, filing, or registration with, or notification to, any Governmental Entity, or any other Person, is required to be made or obtained by the Buyer or any of its Affiliates in connection with the execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby, except (a) in order to comply with applicable requirements of the HSR Act;
(b) as set forth on Schedule 4.4; and (c) as may be necessary as a result of any facts or circumstances relating solely to the Sellers.

         4.5 ORGANIZATION. The Buyer has furnished to the Sellers a true and complete copy of the certificate or articles of incorporation of the Buyer, as currently in effect, certified as of a recent date by the Secretary of State (or comparable Governmental Entity) of the respective jurisdictions of incorporation, and a true and complete copy of the bylaws of the Buyer, as currently in effect, certified by their respective corporate secretaries.

         4.6 FINANCING. The Buyer has available sufficient funds to consummate the transactions contemplated hereby, including payments under
Article II hereof to be made at the Closing.

         4.7 COMPLIANCE WITH LAWS. The Buyer is in compliance with all Applicable Laws in all material respects, except as disclosed on Schedule 4.7.

         4.8 LITIGATION, JUDGMENTS, ETC. Except as set forth in Schedule 4.8, there are no Proceedings pending or, to the knowledge of the Buyer, threatened (excluding any rulemaking, investigation or similar proceeding of general applicability and any appeal or petition for review relating thereto) to which the Buyer is a party or that involves the Buyer. To the knowledge of the Buyer, the Buyer is not in default with respect to any judgment, order, writ, injunction, decree or award applicable to it of Governmental Entity or arbitrator having jurisdiction over it.

         TNPC hereby represents and warrants to the Sellers as follows:

         4.9 TNPC SHARES. As of the Closing the TNPC Shares shall have been duly authorized and validly issued, fully paid and nonassessable and issued in compliance with all applicable state and federal securities laws. None of the TNPC Shares shall have been issued in violation of any preemptive or other similar rights of any Person.

                                    ARTICLE V
                           CLOSING AND SECOND CLOSING

         5.1 CLOSING. The initial closing (the "Closing") shall be held on the date that is the later to occur of (a) July 31, 2000 or (b) five days following the satisfaction of all Closing Conditions, at the offices of Bracewell & Patterson, L.L.P. in Washington, D.C., at 10:00 a.m., Washington, D.C. time, or at such other place and time, or on such other date, as the parties may agree. The Closing shall represent the consummation of the transactions contemplated herein only with respect to (a) those Specified Assets and Specified Liabilities for which no Consents and Approvals are required to be obtained prior to the transfer thereof to the Buyer, and (b) those Specified Assets and Specified Liabilities not included in clause (a) above (i) regarding which all Buyer's Consents and Approvals and all Sellers' Consents and Approvals have been obtained prior to the Closing Date and (ii) pertaining to those Jurisdictions for which the Buyer has received prior to the Closing Date all Permits and agreements for retail supply aggregation services necessary to conduct retail residential and light commercial gas and electricity commodities and services businesses.

         5.2 DELIVERIES BY SELLERS AT CLOSING. At the Closing, the Sellers will deliver the following documents to the Buyer, each in form and substance reasonably satisfactory to the

Buyer:

         (a) A certificate executed on behalf of each Seller by the president, senior vice president, or vice president of such Seller, dated the Closing Date, representing and certifying as to the matters set forth in Sections 9.1 and 9.2.

         (b) An opinion of counsel of the Seller and an opinion of counsel of Columbia, each dated the Closing Date, substantially in the forms of Exhibit 5.2(A) and (B), respectively.

         (c) The certificates, instruments, and documents listed below, each in form and substance reasonably satisfactory to the Buyer.

                  (i) Assignments, bills of sale, certificates of title, documents and other instruments of transfer and conveyance of the Specified Assets to be transferred, each in form and substance reasonably satisfactory to the Buyer and sufficient to vest in the Buyer good and marketable title to the Specified Assets to be transferred; free and clear of all Encumbrances.

                  (ii) All books and records of the Sellers to the extent related to the Specified Assets and Specified Liabilities to be transferred and assumed, respectively.

                  (iii) Evidence of Sellers' Consents and Approvals which have been obtained regarding the Specified Assets and Liabilities to be transferred and assumed, respectively.

                  (iv) Such other certificates, instruments of conveyance, and documents as may be reasonably requested by Buyer prior to the Closing Date to carry out the intent and purposes of this Agreement.

         (d) An original counterpart of the Noncompetition and Branding Agreement fully executed by the Sellers.

         (e) An original counterpart of the Subscription Agreement fully executed by the Sellers.

         (f) An original counterpart of the Space Agreement fully executed by the Sellers.

         (g) An original counterpart of the Services Agreement fully executed by the Sellers.

         (h)      The AGL Receivables Report and PECO Form 810 Report.

         (i) The Closing Customer Count, including reasonable detail regarding its calculation.

         (j) Certified copies of resolutions duly adopted by the Board of Directors of each Seller authorizing such Seller's execution, delivery and performance of this Agreement and the transactions contemplated herein.

         The Sellers shall also deliver actual possession of the Specified Assets to be transferred to the Buyer at the Closing.

         5.3 DELIVERIES BY BUYER AT CLOSING. At the Closing, the Buyer will deliver the following to the Sellers, each in form and substance reasonably satisfactory to the Sellers:

         (a) The cash portion of the Base Purchase Price, wired in immediately available funds to an account designated by the Sellers.

         (b) A certificate executed by the president, senior vice president or vice president of the Buyer, dated the Closing Date, representing and certifying as to the matters set forth in Sections 8.1 and 8.2.

         (c) An opinion of counsel of the Buyer and TNPC and an opinion of counsel to TNPC regarding the TNPC Shares and TNPC's capitalization, each dated the Closing Date, substantially in the form of Exhibit 5.3(A) and (B), respectively.

         (d) The stock certificate(s) representing the TNPC Shares duly endorsed in blank, as accompanied by stock powers duly executed in blank, and otherwise in form acceptable for transfer of the TNPC Shares to the Sellers.

         (e) Evidence of Buyer's Consents and Approvals regarding the Specified Assets and Specified Liabilities to be transferred and assumed, respectively.

         (f) Such other certificates, instruments, and documents as may be reasonably requested by the Sellers prior to the Closing Date to carry out the intent and purposes of this Agreement, including documents related to the assumption of the Specified Liabilities being assumed.

         (g) An original counterpart of the Noncompetition and Branding Agreement fully executed by the Buyer.

         (h) An original counterpart of the Subscription Agreement fully executed by the Buyer.

         (i) An original counterpart of the Space Agreement fully executed by the Buyer.

         (j) An original counterpart of the Services Agreement fully executed by the Buyer.

         (k) Certified copies of resolutions duly adopted by the Board of Directors of the Buyer authorizing Buyer's execution, delivery and performance of this Agreement and the transactions contemplated herein.

         5.4 DELAYED CLOSING ASSETS AND LIABILITIES. If there exist any Delayed Closing Assets and Delayed Closing Liabilities as of the Closing, (a) the closing with respect to such Delayed

Closing Assets and Delayed Closing Liabilities in each case shall occur within five (5) days following the satisfaction of all Customer Notification requirements related thereto (such closing, a "Delayed Closing") at such place and time as the parties may agree; (b) at each Delayed Closing (i) the Sellers and the Buyer shall make the deliveries described in Section 5.2(a) and (c) and Sections 5.3(b), (e) and (f), respectively, except that documents to be dated as of the Closing Date shall be dated as of the date of the Delayed Closing (the "Delayed Closing Date"), and (ii) the Sellers shall deliver possession of the Delayed Closing Assets and Liabilities being transferred to and assumed by the Buyer at such Delayed Closing; and (c) the Delayed Closing Assets shall be treated as Second Closing Assets for the purposes of the Services Agreement until the occurrence of the Delayed Closing related to such assets.

         5.5 SECOND CLOSING. The second closing (the "Second Closing") shall be held on the date that is five days following the satisfaction of all Second Closing Conditions (the "Second Closing Date"), at the offices of Bracewell & Patterson, L.L.P. in Washington, D.C., at 10:00 a.m., Washington, D.C. time, or at such other place and time, or on such other date, as the parties may agree. The Second Closing shall represent the consummation of the transactions contemplated herein with respect to all Specified Assets and Specified Liabilities not transferred to and assumed by the Buyer at the Closing (the "Second Closing Assets" and the "Second Closing Liabilities", respectively).

         5.6 DELIVERIES AT SECOND CLOSING. At the Second Closing, the Sellers and the Buyer shall make the deliveries described in Sections 5.2(a),
(b) and (c) and Sections 5.3(b), (c), (e) and (f), respectively, except that documents to be dated as of the Closing Date shall be dated as of the Second Closing Date; and the Sellers shall also deliver actual possession of the Second Closing Assets to the Buyer.

                                   ARTICLE VI
                   ACTIONS PRIOR TO CLOSING AND SECOND CLOSING

         6.1 CONDUCT AND PRESERVATION OF BUSINESS. During the period from the Effective Date to the Closing Date (and, with respect to the Second Closing Assets and Second Closing Liabilities, to the Second Closing Date to the extent in accordance with the terms and conditions of the Services Agreement), each Seller shall conduct its operations with respect to the Specified Assets and the Specified Liabilities according to its ordinary course of business consistent with past practice (including the performance of each Seller's obligations under the Specified Contracts) and in compliance with all Applicable Laws and shall take all actions reasonably necessary to preserve, maintain, and protect its assets, rights, and properties with respect to the Specified Assets and the Specified Liabilities. Each Seller agrees to keep its insurance policies described in Schedule 3.16 in force through Closing (and, with respect to the Second Closing Assets and Second Closing Liabilities, through the Second Closing) and that it will not cancel and will cause its Affiliates not to cancel any of such Seller's insurance policies without the prior written consent of the Buyer.

         6.2 RESTRICTIONS ON CERTAIN ACTIONS. Without limiting the generality of Section 6.1, prior to the Closing Date (and, with respect to the Second Closing Assets, prior to the Second Closing Date to the extent provided in and in accordance with the terms and conditions of the

Services Agreement), no Seller shall, without the prior written consent of the Buyer:

         (a) mortgage, or pledge any of the Specified Assets, tangible or intangible, or create or suffer to exist any material lien thereupon;

         (b) acquire any assets for or relating to the Mass Markets Business having a value of $20,000 individually or $100,000 in the aggregate, or sell, lease, transfer, or otherwise dispose of, directly or indirectly, any Specified Assets;

         (c) terminate, amend, modify, or change any Specified Contract or enter into any contract for the purchase or sale of natural gas or electricity, other than purchases and sales necessary to operate the Mass Markets Business in the ordinary course;

         (d) settle or resolve any pending or threatened Proceeding, unless such settlement or resolution creates no current or future obligation or Encumbrance with respect to the Specified Assets; or

         (e) complete any forward term physical supply, transportation capacity, or storage capacity transactions other than those 30 day spot transactions required during August bid week applicable to the August delivery calendar month and all other forward transactions at the request of the Buyer; and in regard to August bidweek transactions the Sellers shall consult with the Buyer with respect to purchase strategy and execution prior to transaction consummation.

         (f)      agree to any of the foregoing.

                                   ARTICLE VII
                              ADDITIONAL AGREEMENTS

         7.1      ACCESS TO INFORMATION.

         (A)      ACCESS.

                  (i) Between the Effective Date and the Closing, the Sellers (a) shall give the Buyer and its authorized representatives reasonable access, during regular business hours and upon reasonable advance notice, to such employees (to the extent such employees are available), information technology systems and other facilities, and such books and records, of the Sellers, as are reasonably necessary to allow the Buyer and its authorized representatives to make such inspections as they may reasonably require with respect to the Mass Markets Business, the Specified Assets, Specified Liabilities and Transition Operations and (b) shall cause managers or officers of the Sellers to furnish the Buyer and its authorized representatives with such financial and operating data and other information with respect to the Sellers, the Mass Markets Business, the Specified Assets and Specified Liabilities as the Buyer may from time to time reasonably request. The Sellers shall have the right to have a representative present at all times of any such inspections, interviews, and examinations conducted at the offices or other facilities or properties of the Sellers. The Sellers shall cooperate with the Buyer with respect to the

         Transition Operations following the Closing Date; provided that except as provided in Section 7.10 the Sellers shall not be required to incur any material cost or liability with respect to the Buyer's Transition Operations.

                  (ii) Without limiting the generality of Section 7.1(A)(i), and in recognition that the Buyer may require audited financial statements of the Sellers giving effect to the transactions contemplated in this Agreement, the Sellers shall make information and personnel (to the extent such personnel are available) available to, and shall request its auditors to assist and cooperate with, the Buyer for the purpose of preparing such financial information concerning the Sellers, the Mass Markets Business and the transactions contemplated herein as may be necessary for a potential filing by the Buyer of a registration statement with the Securities and Exchange Commission. The Buyer shall pay for or reimburse the Sellers for the incremental expenses incurred to meet the requests of the Buyer for this purpose.

         (B) COOPERATION. Each party agrees that it will cooperate with and make available to the other party during normal business hours, all books and records, information, and employees (to the extent such employees are available without substantial disruption of employment) of or relating to the Mass Markets Business retained and remaining in existence after the Closing Date which are necessary or useful in connection with (i) any Tax inquiry, audit, investigation, or dispute, (ii) any Proceeding or audit by a Governmental Entity, or (iii) any other matter requiring any such books and records, information, or employees for any reasonable business purpose. The party requesting any such books and records, information, or employees shall
(a) bear all of the out-of-pocket costs and expenses (including attorneys' fees and reimbursement for the salaries and employee benefits for those employees who are made available) reasonably incurred in connection with providing such books and records, information, or employees, and (b) hold in strict confidence and shall not disclose to any Person any Confidential Information in accordance with Section 7.11.

         7.2      REGULATORY ISSUES AND OTHER AUTHORIZATIONS AND CONSENTS.

         (A) FILINGS. Each party shall use all commercially reasonable efforts to obtain all authorizations, consents, orders, and approvals of, and to give all notices to and make all filings with, all Governmental Entities and other Persons that may be or become necessary for its execution and delivery of, and the performance of its obligations under this Agreement and will cooperate fully with the other party in promptly seeking to obtain all such authorizations, consents, orders, and approvals, giving such notices, and making such filings; provided that (i) the Buyer shall not be required to incur any material cost or liability with respect to any of Sellers' Consents and Approvals and (ii) except as set forth in Section 7.2 the Sellers shall not be required to incur any material cost or liability with respect to any of the Buyer's Consents and Approvals. Prior to the earlier of the Second Closing or January 31, 2001, the Buyer agrees, within seven (7) days following a request from the Sellers therefor but not more than once every 30 days, to provide the Sellers with a written report regarding the status of such authorizations, consents, orders, and approvals. To the extent required by the HSR Act or other Applicable Laws, each party shall (a) file or cause to be filed, as promptly as practicable but in no event later than the fifth business day after the execution and delivery of this Agreement, with the Federal

Trade Commission, the United States Department of Justice, the FERC and the PUC, all reports, applications and other documents required to be filed by such party under the HSR Act or other Applicable Laws concerning the transactions contemplated hereby and (b) promptly comply with or cause to be complied with any requests by the Federal Trade Commission, the United States Department of Justice, the FERC or any PUC for additional information concerning such transactions, in each case so that the waiting period applicable to this Agreement and the transactions contemplated hereby under the HSR Act shall expire and any other approval shall be granted as soon as practicable after the execution and delivery of this Agreement. Each party agrees to request, and to cooperate with the other party in requesting, early termination of any applicable waiting period under the HSR Act. The Sellers shall pay 50% and the Buyer shall pay 50% of the filing fees payable in connection with the filings by the parties required by the HSR Act.

         (B) THIRD PARTY CONSENTS. Each party shall use its commercially reasonable efforts to assist the other party in obtaining any consents of third parties necessary or advisable in connection with the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, the Sellers shall use their commercially reasonable efforts to assist the Buyer in obtaining any Permits necessary or advisable to assign to the Buyer the Specified Contracts and otherwise to consummate the transactions contemplated hereby.

         (C) CUSTOMER-RELATED FEES. In the event any Switching Fee is imposed on the Sellers, the Buyer or any Mass Markets Customer for changing the Service Provider of such customer from any Seller to the Buyer (or any Affiliate thereof as part of the transactions contemplated hereby) 50% of the Switching Fee shall be paid by the Sellers and 50% shall be paid by the Buyer. To the extent that more than Customer Notification is required by Applicable Law, any Permit, contract or otherwise to effect the change in Service Provider to the Buyer or any Affiliate thereof, the Sellers and the Buyer each shall pay 50% of all costs associated with satisfying such requirements. The parties shall use their commercially reasonable efforts to prepare and send to Mass Markets Customers all required Customer Notifications promptly following the Effective Date.

         7.3 PUBLIC ANNOUNCEMENTS. Prior to the first to occur of (a) the Closing and (b) the date of termination of this Agreement, and, in the event the Closing occurs, for a period of 90 days following the Closing Date, the Buyer and the Sellers shall consult with each other and mutually consent before they or any of their Affiliates issue any press release or otherwise make any public announcement with respect to this Agreement or the transactions contemplated hereby. The Buyer and the Sellers shall not, and shall cause their respective Affiliates not to, issue any such press release or make any such public statement prior to such consultation and mutual consent, except as may be required by Applicable Law.

         7.4 AMENDMENT OF SCHEDULES. Each party agrees that, with respect to the representations and warranties of such party contained in this Agreement, such party shall have the continuing obligation until the Closing (and, with respect to any Delayed Closing Assets and Liabilities and the Second Closing Assets and Second Closing Liabilities, until the relevant Delayed Closing and the Second Closing, respectively) to supplement or amend promptly the Schedules with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth or described in the Schedules; provided, however, that for the purposes of determining whether the Closing Conditions or the Second Closing Conditions have been fulfilled, the Schedules shall be deemed to include only that information contained therein on the Effective Date and shall be deemed to exclude all information contained in any supplement or amendment thereto.

         7.5 FEES AND EXPENSES. Except as otherwise expressly provided in this Agreement, all fees and expenses, including fees and expenses of counsel, financial advisors, and accountants incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fee or expense, whether or not the Closing shall have occurred.

         7.6 TRANSFER TAXES. All sales, use, transfer, filing, recordation, registration and similar Taxes and fees arising from or associated with the transactions contemplated hereunder, whether levied on the Buyer or the Sellers shall be borne 50% by the Sellers and 50% by the Buyer, and the Sellers shall file all necessary documentation with respect to, and make all payments of, such Taxes and fees on a timely basis.

         7.7 CASUALTY LOSS. Notwithstanding anything to the contrary in this Agreement, in the event of damage by fire or other casualty to the Specified Assets of any Seller prior to Closing (and, with respect to any Delayed Closing Assets and the Second Closing Assets, prior to the relevant Delayed Closing and the Second Closing, respectively), this Agreement shall remain in full force and effect, there shall be no reduction in the Base Purchase Price or the Additional Purchase Price and no failure of a condition to Closing or Second Closing shall be deemed to exist by virtue of such event if, in any such event such Seller, at its option, (i) repairs such damage (which the Seller shall have no obligation to do), (ii) collects (and when collected pays over to the Buyer) any insurance claims related to such damage, or (iii) assigns to the Buyer such insurance claims; provided, however, that if such loss has a Material Adverse Effect on the Mass Markets Business, the Buyer may elect, at its option, to terminate this Agreement. In the event the Buyer elects not to terminate this Agreement as aforesaid, the foregoing provisions of this Section shall apply, and the Closing Date (or the relevant Delayed Closing Date or the Second Closing Date, as the case may
be) shall be delayed until the date on which all necessary operations have been restored in order that there is no longer a Material Adverse Effect on the Mass Markets Business, but such date shall not be later than the relevant date set forth in Section 10.1(b).

         7.8 INSURANCE. If any claims are made or losses occur prior to the Closing Date that relate solely to the Specified Assets and such claims, or the claims associated with such losses, may be made against or under the policies retained by any Seller or its Affiliates after the Closing, then such Seller shall use its reasonable commercial efforts so that the Buyer can file, notice, and otherwise continue to pursue these claims pursuant to the terms of such policies. Such Seller and its Affiliates shall be reimbursed by the Buyer (or otherwise indemnified and held harmless) for any losses or other costs incurred by such Seller or its Affiliates (including by way of any reduction in, or loss of, available insurance to cover other insurable losses or associated expenses of the Seller or its Affiliates) arising out of the Buyer pursuing these claims under such policies.

         7.9 COLLECTION OF RECEIVABLES. From and after the Closing Date, the revenues received after the Closing Date by either party related to the Specified Assets shall be allocated between the Buyer and Seller as set forth on Schedule 7.9. Each of the parties shall be entitled, during regular business hours and upon reasonable advance notice, to inspect the records of the other party with respect to the matters set forth on Schedule 7.9.

         7.10     TRANSITION OPERATIONS.

         (A) TRANSITION PERSONNEL. For a period commencing on the Closing Date and ending no later than the date 30 days following the Closing Date (the "Transition Personnel Period"), the Sellers shall make available (or shall cause their Affiliate(s) to make available) to the Buyer those Business Employees who have not been employed by the Buyer or an Affiliate thereof and to the extent such employees remain in the employment of a Seller or any Affiliate thereof to assist the Buyer with the Transition Operations. During such Transition Personnel Period, costs and expenses to be paid in connection with providing the personnel support contemplated in this section shall be allocated as follows: (i) the Buyer and the Sellers shall each pay 50% of the costs and expenses related to salaries (including the costs of employee benefits where such benefits constitute an additional thirty percent (30%) of salary); and (ii) the Buyer shall pay 100% of any other costs and expenses (including travel and entertainment). The Sellers shall be solely responsible for all such costs and expenses incurred by the Sellers for all periods prior to and after the Transition Personnel Period.

         (B) DATA CENTER SERVICES. For a period commencing on the Closing Date and ending no later than December 31, 2000, the Sellers or an Affiliate thereof shall provide the Buyer with the Data Center services described on Schedule 7.10. The Sellers (or such Affiliate) shall be entitled to payment from the Buyer for the actual costs to the Sellers of providing such services to the Buyer.

         (C) USE OF PREMISES. For a term commencing on the Closing Date and ending no later than December 31, 2000, the Sellers shall make available to the Buyer (i) 50% of the office space on the third floor of the Sellers' premises located at 13880 Dulles Corner Lane, Herndon, Virginia, such office space being crosshatched on the floor plan attached hereto as Exhibit 7.10(C), and (ii) the common areas necessary for access to and utilization of said space, for an aggregate amount of $63,333 per month (prorated for any partial months), all as more particularly described in a written agreement (the "Space Agreement") on terms mutually reasonably acceptable to the Sellers and the Buyer to be executed by the Sellers or an Affiliate thereof and the Buyer at the Closing.

         7.11     CONFIDENTIALITY.

         (A) NONDISCLOSURE BY BUYER. The Buyer agrees it shall hold in strict confidence and shall not disclose to any Person any Confidential Information to the extent relating to the Sellers and their Affiliates, the Excluded Assets or Excluded Liabilities in each case for the period commencing on the Effective Date and ending on the third anniversary of the earlier to occur of (i) the termination of this Agreement or (ii) the Closing Date.

         (B) NONDISCLOSURE BY SELLERS. The Sellers each agree it will hold in strict confidence and not disclose to any Person any Confidential Information to the extent relating to the Buyer and its Affiliates, the Specified Assets, the Specified Liabilities or the Mass Markets Business for the period commencing on the Effective Date and ending on the third anniversary of the earlier to occur of (i) the termination of this Agreement or (ii) the Closing Date.

         (C) PERMITTED DISCLOSURE TO REPRESENTATIVES. Notwithstanding the foregoing, each party may disclose Confidential Information to the officers, directors, employees, representatives, lenders and counsel of such party and of its Affiliates who need to know such information for purposes of conducting their ordinary course of business (collectively, "Representatives"); provided, however, that each Representative who receives any such information shall be informed of the confidential nature of such information and shall be directed to treat such Confidential Information in accordance with the terms of this Section 7.11. The Buyer and the Sellers each shall protect such Confidential Information from disclosure to other Persons by its Affiliates and Representatives, using the same degree of care used to protect its own confidential or proprietary information of like importance, but in any case using no less than a reasonable degree of care.

         (D) NOTICE OF LEGALLY REQUIRED DISCLOSURE. In the event that the Buyer or any Seller is requested by subpoena, civil investigative demand, or interrogatories to disclose any Confidential Information, such party will provide the other party with prompt notice of such request, demand or interrogatories so that the other party may seek an appropriate protective order.

         (E) WAIVER. No failure or delay by any Seller or the Buyer in exercising any right, power or privilege under this Section 7.11 shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

         (F) BUYER'S INDEMNITY. The Buyer agrees to indemnify and hold harmless the Sellers and their Representatives from and against any Claim (including legal fees and the cost of enforcing this indemnity) arising out of or resulting from any breach by the Buyer of its obligations under this
Section 7.11. The Buyer and the Sellers agree that because an award of money damages (whether pursuant to the foregoing sentence or otherwise) would be inadequate for any breach of this Section 7.11, any such breach would cause the Sellers irreparable harm. The Buyer also agrees that in the event of any breach or threatened breach of this Section 7.11 the Sellers shall also be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance.

         (G) SELLERS' INDEMNITY. The Sellers jointly and severally agree to indemnify and hold harmless the Buyer and its Representatives from and against any Claim (including legal fees and the cost of enforcing this indemnity) arising out of any breach of their obligations under this Section
7.11. The Sellers and the Buyer agree that because an award of money damages (whether pursuant to the foregoing sentence or otherwise) would be inadequate for any breach of this Section 7.11, any such breach would cause the Buyer irreparable harm. The Sellers also agree that in the event of any breach or threatened breach of this Section 7.11. The Buyer will also be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance.

         (H) CONFIDENTIAL INFORMATION. As used in Section 7.11, the term "Confidential Information" shall mean information delivered by one party to the other party hereto that should reasonably have been understood by the recipient, because of legends or other markings, the circumstances of disclosure or the nature of the information itself, to be proprietary or confidential to such disclosing party. Without limiting the generality of the foregoing, "Confidential Information" shall be deemed to include lists of employees, customers and suppliers, monetizing techniques and strategies, commodity and derivatives hedging and trading strategies and techniques, financial statements and other financial data, pricing information, cost and expense information, product development, strategic and marketing plans and all other information, data and experience of any kind whatsoever whether technical, marketing or financial, regarding the business, facilities and operations of the Buyer, the Sellers, or any of their respective Affiliates. "Confidential Information" also shall be deemed to include all notes, analyses, compilations, studies, interpretations and other documents or electronic recordings, which reflect or are based upon, in whole or in part, Confidential Information furnished pursuant to the terms of this Agreement or any transaction contemplated hereby. The term "Confidential Information" shall not include information which a recipient can demonstrate: (a) is or becomes generally available to the public other than as a result of disclosure by the recipient; (b) was within the recipient's possession prior to its being furnished by or on behalf of the other party to this Agreement, provided that the source of such information was not known by the recipient to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the disclosing party or any other party with respect to such information; (c) becomes available to the recipient on a non-confidential basis from a source other than the disclosing party or any of its representatives, provided that such source is not known by the recipient to be bound by a confidentiality agreement with or other contractual, legal or fiduciary obligation of confidentiality to the disclosing party or any other party with respect to such information; (d) was independently developed by the recipient without reference to the Confidential Information, provided such independent development can reasonably be demonstrated by the recipient; or (e) is identified by the disclosing party as no longer proprietary or confidential. The term "recipient," as used with respect to Confidential Information in this Agreement, refers to the Person receiving any item of Confidential Information and the Affiliates of such Person.

         7.12     FORWARD TRANSACTIONS AND RENEWAL HEDGES.

         (a) Prior to the Closing (and with respect to the Second Closing Assets, prior to the Second Closing) the Buyer shall have the right, at its sole option, to enter into forward term physical supply, transportation capacity and storage transactions ("Forward Transactions") or non-physical and financial transactions (the "Renewal Hedges") with third parties to hedge or fix natural gas or electricity supply costs in anticipation of becoming the Service Provider for the Renewal Notice Customers who renew their contracts.

         (b) In the event this Agreement is terminated prior to the Closing Date or the Second Closing Date for any reason other than by a Seller pursuant to Section 10.1(c), the Buyer shall promptly elect by written notice for the parties to undertake one of the following: (i) (A) the Buyer shall assign and the Sellers shall assume the Buyer's position under all Forward Transactions and Renewal Hedges (or, if the Closing shall occur but not the Second Closing, the Forward Transactions and Renewal Hedges relating to any Delayed Closing Assets and Delayed Closing Liabilities not transferred to and assumed by the Buyer as of the effective date of termination of this Agreement and the Second Closing Assets and Second Closing Liabilities), and (B) the Sellers shall pay to the Buyer the Buyer's costs under all Forward Transactions and Renewal Hedges (or, if the Closing shall occur but not the Second Closing, the Forward Transactions and Renewal Hedges relating to any Delayed Closing Assets and Delayed Closing Liabilities not transferred to and assumed by the Buyer as of the effective date of termination of this Agreement and the Second Closing Assets and Second Closing Liabilities); or (ii) the Sellers shall pay to the Buyer or the Buyer shall pay to the Sellers, as applicable, an amount which would have had the same economic consequences to the Sellers had the transactions contemplated by the preceding clause (i)(A) been consummated; PROVIDED, HOWEVER, in any event that the Renewal Hedges shall be entered into in good faith and shall be entered into on commercially reasonable terms and conditions.

         (c) In the event this Agreement is terminated prior to the Closing Date or the Second Closing Date by a Seller pursuant to Section 10.1(c), the Sellers shall promptly elect by written notice for the parties to undertake one of the following: (i) (A) the Buyer shall assign and the Sellers shall assume the Buyer's position under all Forward Transactions and Renewal Hedges (or, if the Closing shall occur but not the Second Closing, the Forward Transactions and Renewal Hedges relating to any Delayed Closing Assets and Delayed Closing Liabilities not transferred to and assumed by the Buyer as of the effective date of termination of this Agreement and the Second Closing Assets and Second Closing Liabilities), and (B) the Sellers shall pay to the Buyer the Buyer's costs under all Forward Transactions and Renewal Hedges (or, if the Closing shall occur but not the Second Closing, the Buyer's Costs under all Forward Transactions and Renewal Hedges relating to any Delayed Closing Assets and Delayed Closing Liabilities not transferred to and assumed by the Buyer as of the effective date of termination of this Agreement and the Second Closing Assets and Second Closing Liabilities); or
(ii) the Sellers shall pay to the Buyer or the Buyer shall pay to the Sellers, as applicable, an amount which would have had the same economic consequences to the Sellers had the transactions contemplated by the preceding clause (i)(A) been consummated; PROVIDED, HOWEVER, in any event that the Forward Transactions and Renewal Hedges shall be entered into in good faith and shall be entered into on commercially reasonable terms and conditions.

         7.13 MARKETS. If the Buyer exits the PECO Energy Company power and/or the Columbia of Pennsylvania natural gas retail access programs (the "Markets") prior to December 31, 2001, the Buyer shall give to the Sellers at least fifteen (15) days written notice prior to exit from such Market(s), in which case the Noncompetition and License Agreement shall be rendered null and void solely with respect to the Market(s) exited.

         7.14 CONSENTS. In furtherance of the parties obligations set forth in Section 7.2, the parties further agree that the Sellers shall retain, until such time as all consents or approvals listed on Schedule 3.5 shall have been obtained by the Sellers, all rights to and liabilities under any Specified Contract to which any required consent or approval listed on
Schedule 3.5 pertains
if such consent or approval has not been obtained prior to Closing (or with respect to any such Specified Contract included in the Second Closing Assets, prior to the Second Closing) (in each case, the "Deferred Contract"). Until the assignment of the Deferred Contract, (a) the Sellers shall continue to use all commercially reasonable efforts and the Buyer shall cooperate with the Sellers to obtain all required consents or approvals to remove any other impediments to such assignment, and (b) the Sellers shall cooperate with the Buyer (and the Buyer shall cooperate with the Sellers) in any arrangement to provide (to the extent permitted without breach of such Deferred Contract or Applicable Law) that the Buyer shall receive the benefits of such Deferred Contract after the Closing Date or the Second Closing Date, as the case may be, to the same extent as if such Deferred Contract had been assigned to the Buyer (such arrangement, an "Alternative Arrangement"). To the extent that the Buyer receives such benefits, the Buyer shall assume the Sellers' obligations and liabilities thereunder arising on or after the Closing Date with respect to such Alternative Arrangement, and to such extent such obligations and liabilities shall be deemed to constitute Specified Liabilities and the Buyer shall perform any such obligations of the Sellers arising under such Alternative Arrangement (to the extent permitted without breach of the relevant Deferred Contract or Applicable Law). If, subsequent to the Closing (or the Second Closing, with respect to the Second Closing Assets), the Sellers shall obtain all required consents or approvals required to assign any Deferred Contract, the Deferred Contract for which consent or approval to assign has been obtained shall at that time be deemed to be conveyed, granted, bargained, sold, transferred, setover, assigned, released, delivered and confirmed to the Buyer and assumed by the Buyer, without need of further action by the Sellers or of further documentation except for notice from the Sellers to the Buyer that such consent or approval has been obtained; and from and after the effective date such Deferred Contract is assigned to the Buyer, (x) no party shall have any further liability under the Alternative Arrangement related thereto, and (y) the Deferred Contract shall be deemed to be a Specified Asset and Specified Liability.

                                  ARTICLE VIII
                   CONDITIONS TO SELLERS' OBLIGATION TO CLOSE

         The obligation of the Sellers to consummate the transactions contemplated by this Agreement is subject, at the option of each Seller, to the satisfaction or waiver of the following conditions (collectively, the "Sellers' Closing Conditions"):

         8.1 REPRESENTATIONS AND WARRANTIES TRUE. All the representations and warranties of the Buyer and TNPC contained in this Agreement, and in any agreement, instrument, or document delivered pursuant hereto or in connection herewith on or prior to the Closing Date (or the relevant Delayed Closing Date or the Second Closing Date, as the case may
be), shall be true and correct in all material respects on and as of the Closing Date (or the relevant Delayed Closing Date or the Second Closing Date, as the case may be) as if made on and as of such date, (a) except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as aforesaid as of such specified date, and (b) except in all cases where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to cause any material adverse change or material adverse condition in or relating to the financial condition, results of operations, or business of the Buyer or TNPC or that impedes the ability of the Buyer or TNPC to consummate the transactions contemplated hereby, or the Buyer's ability to perform its obligations hereunder.

         8.2 COVENANTS AND AGREEMENTS PERFORMED. The Buyer shall have performed and complied with in all material respects all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date (or the relevant Delayed Closing Date or the Second Closing Date, as the case may be), and all deliveries contemplated by
Section 5.3 (or, with regard to the Second Closing, Section 5.4 or Section 5.6, respectively) shall have been made.

         8.3      HSR ACT AND CONSENTS.

         (a) All waiting periods (and any extensions thereof) applicable to this Agreement and the transactions contemplated hereby under the HSR Act shall have expired or been terminated, and

         (b) (i) With respect to the Closing and any Delayed Closing, all of the Consents and Approvals necessary for the transfer to the Buyer of the Specified Assets and the assumption by the Buyer of the Specified Liabilities to be transferred to and assumed by the Buyer at the Closing or the relevant Delayed Closing shall have been obtained or made; and (ii) with respect to the Second Closing, all of the Consents and Approvals necessary for the transfer to the Buyer of the Second Closing Assets and assumption by the Buyer of the Second Closing Liabilities shall have been obtained or made, in each case in form and substance reasonably satisfactory to each Seller.

         8.4 LEGAL PROCEEDINGS. No preliminary or permanent injunction or other order, decree, or ruling issued by a Governmental Entity, and no statute, rule, regulation, or executive order promulgated or enacted by a Governmental Entity since the Effective Date shall be in effect which restrains, enjoins, prohibits, or otherwise makes illegal the consummation of the transactions contemplated hereby.

                                   ARTICLE IX
                    CONDITIONS TO BUYER'S OBLIGATION TO CLOSE

         The obligation of the Buyer to consummate the transactions contemplated by this Agreement is subject, at the option of the Buyer, to the satisfaction or waiver, with respect to the Closing, of the conditions described in Sections 9.1, 9.2, 9.3(a), 9.3(b) and 9.4 (collectively, the "Buyer's Closing Conditions") and, with respect to the Second Closing, the Buyer's Closing Conditions and the conditions described in Section 9.3(c) and 9.3(d) (collectively, the "Buyer's Second Closing Conditions"):

         9.1 REPRESENTATIONS AND WARRANTIES TRUE. All the representations and warranties of the Sellers contained in this Agreement, and in any agreement, instrument, or document delivered pursuant hereto or in connection herewith on or prior to the Closing Date (or the relevant Delayed Closing Date or the Second Closing Date, as the case may be), shall be true and correct in all material respects on and as of the Closing Date (or the relevant Delayed Closing Date or the Second Closing Date, as the case may be) as if made on and as of such date, (a) except to the extent that any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as aforesaid as of such specified date, and (b) except in all cases where the failure of such representations and warranties to be true and correct would not, individually or in the aggregate, reasonably be expected to cause a Material Adverse Effect.

         9.2 COVENANTS AND AGREEMENTS PERFORMED. The Sellers shall have performed and complied with in all material respects all covenants and agreements required by this Agreement to be performed or complied with by them on or prior to the Closing Date (or the relevant Delayed Closing Date or the Second Closing Date, as the case may be), and all deliveries contemplated by Section 5.2 (or, with regard to the Second Closing, Section 5.4 or Section 5.6, respectively) shall have been made.

         9.3      HSR ACT, CONSENTS AND PERMITS.

         (a) All waiting periods (and any extensions thereof) applicable to this Agreement and the transactions contemplated hereby under the HSR Act shall have expired or been terminated;

         (b) All of the Sellers' Consents and Approvals necessary for the transfer to the Buyer of the Specified Assets to be transferred and the assumption by the Buyer of the Specified Liabilities at the Closing shall have been obtained or made in each case in form and substance reasonably satisfactory to the Buyer; except that the parties acknowledge and agree that any of such Sellers' Consents and Approvals shall not be required as a condition to Closing under this Section 9.3(b) as follows: (i) if the Buyer has not obtained a Permit necessary in order for the Buyer to take assignment of and assume any of the Specified Contracts in a sufficient amount of time to reasonably permit the Sellers to comply with all Customer Notification requirements set forth in Schedule 3.5 prior to the later of (A) July 31, 2000, or (B) the date all waiting periods (and any extension thereof) applicable to this Agreement and the transactions contemplated hereby under the HSR Act shall have expired or been terminated (any such Specified Contracts and the Specified Liabilities thereunder, the "Delayed Closing Assets" and "Delayed Closing Liabilities", respectively), the satisfaction of such Customer Notification requirements shall not be a required consent(s) under this Section 9.3(b), but nothing contained in this Section 9.3(b) shall affect the Sellers' obligations under Section 7.2(C); (ii) if a Alternative Arrangement has been entered into in lieu of a required consent or approval for a Specified Contract as contemplated by Section 7.14, no consents or approvals with respect to such Specified Contract shall be required under this Section 9.3(b); or (iii) if the failure to obtain a Sellers' Consent and Approval would not be reasonably be expected to have (either individually or in the aggregate with any other such consents which have not been obtained) a material adverse effect on the financial condition, results of operations or business of the Buyer, the receipt of any such Sellers' Consents and Approvals shall not be required under this Section 9.3(b).

         (c) All of the Consents and Approvals necessary for the transfer to the Buyer of the Second Closing Assets and the assumption by the Buyer of the Second Closing Liabilities shall have been obtained or made in each case in form and substance reasonably satisfactory to the

Buyer; and

         (d) All Permits and agreements for retail supply aggregation services necessary for the Buyer to conduct retail residential and light commercial gas and electricity commodities and services businesses in the Jurisdictions to which the Second Closing Assets and Second Closing Liabilities pertain have been obtained in each case in form and substance reasonably satisfactory to the Buyer.

         9.4 LEGAL PROCEEDINGS. No preliminary or permanent injunction or other order, decree or ruling issued by a Governmental Entity, and no statute, rule, regulation or executive order promulgated or enacted by a Governmental Entity since the Effective Date, shall be in effect which restrains, enjoins, prohibits, or otherwise makes illegal the consummation of the transactions contemplated hereby.

                                    ARTICLE X
                                   TERMINATION

         10.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing Date or the Second Closing Date solely:

         (a)      by consent of the Sellers and the Buyer;

         (b) by any Seller or by the Buyer, if (i) the transactions contemplated by this Agreement to take place at the Closing shall not have been consummated by September 1, 2000, or (ii) the transactions contemplated by this Agreement to take place at the Second Closing shall not have been consummated by January 31, 2001, unless in each case the failure of such transactions to be consummated is due to the willful failure of the party seeking to terminate this Agreement to perform any of its obligations under this Agreement to the extent required to be performed by it prior to or on the Closing Date or the Second Closing Date, respectively;

         (c) by any Seller or by the Buyer, if a material breach or default shall be made by the other party in the observance or in the due and timely performance of any of the covenants or agreements contained herein, and the curing of such default shall not have been made within ten days after written notice thereof is delivered to the breaching or defaulting party by the other party; or

         (d)      by the Buyer pursuant to Section 7.7.

         10.2 EFFECT OF TERMINATION. If a party terminates this Agreement under Section 10.1, then such party shall promptly give notice to the other party specifying the provision hereof pursuant to which such termination is made, and upon delivery of such notice this Agreement shall become void and have no effect; provided, that the agreements contained in this Article X and in Article XI and Sections 7.1(A)(ii), 7.2(C), 7.5 and 7.11 shall survive the termination hereof; and provided, further, that termination of this Agreement pursuant to Section 10.1 after the Closing shall render inapplicable only those provisions of this Agreement relating to the Second Closing.

         10.3 LIABILITIES IN EVENT OF TERMINATION. The termination of this Agreement will in no way limit any obligation or liability of any party based on or arising from a breach or default by such party with respect to any of its representations, warranties, covenants or agreements contained in this Agreement including, but not limited to, legal and audit costs and out of pocket expenses.

                                   ARTICLE XI
                             INDEMNITY AND SURVIVAL

         11.1 BUYER'S INDEMNITY. From and after the Closing, the Buyer shall indemnify and hold harmless the Sellers, their Affiliates, and their respective officers, directors, shareholders, employees, agents, successors and permitted assigns ("Seller Indemnified Parties") from and against any claim, liability, loss, cost, damage or expense (including, without limitation, court costs and reasonable attorneys' fees and expenses) (a "Claim") arising out of or resulting from (a) the breach of, or the failure to perform or satisfy any of, the representations, warranties and covenants made by the Buyer in this Agreement or in any certificate delivered in connection with this Agreement pursuant to Article V, (b) the Specified Liabilities, or (c) any act, omission, occurrence, event, condition or circumstance occurring at any time after the Closing Date (or, with respect to any Delayed Closing Assets or the Second Closing Assets, after the relevant Delayed Closing Date or the Second Closing Date, respectively) and involving or related to the Specified Assets, and the Buyer shall reimburse Seller Indemnified Parties for any legal or other expenses reasonably incurred by Seller Indemnified Parties in connection with investigating or defending any such Claim which is the Claim of a third party as such expenses are incurred.

         11.2 SELLERS' INDEMNITY. From and after the Closing, the Sellers shall jointly and severally indemnify and hold harmless the Buyer, its Affiliates and its and their respective officers, directors, shareholders, employees, agents, successors and permitted assigns (the "Buyer Indemnified Parties") from and against any Claim arising out of or resulting from:

         (a) the breach of, or the failure to perform or satisfy any of, the representations, warranties and covenants made by any Seller in this Agreement or in any certificate delivered in connection with this Agreement pursuant to Article V (except those involving or related to Tax matters);

         (b)      any of the Excluded Assets or the Excluded Liabilities;

         (c) any act, omission, occurrence, event, condition or circumstance occurring or existing at any time on or before the Closing Date (or, with respect to any Delayed Closing Assets or the Second Closing Assets and Mass Markets Business relating thereto, on or before the relevant Delayed Closing Date or the Second Closing Date, respectively) and involving or related to the Specified Assets or Mass Markets Business;

         (d) any (i) violation or claimed violation of any Environmental Laws or Environmental Permits alleged by any party which relate in any way to the ownership, occupancy, use, operation, or conditions of the Specified Assets on or before the Closing Date

(or, with respect to any Delayed Closing Assets or the Second Closing Assets, the relevant Delayed Closing Date or the Second Closing Date, respectively);
(ii) Environmental Claim which relates in any way to the ownership, occupancy, use, operation, or conditions of the Specified Assets on or before the Closing Date (or, with respect to any Delayed Closing Assets or the Second Closing Assets, the relevant Delayed Closing Date or the Second Closing Date, respectively); or (iii) cleanup or remediation requirement or liability respecting a Release or threatened Release of any Hazardous Substances to the extent that those Hazardous Substances are present and affect any Specified Assets on or before the Closing Date (or, with respect any Delayed Closing Assets or to the Second Closing Assets, the relevant Delayed Closing Date or the Second Closing Date, respectively);

         (e) any Taxes for which the Sellers are liable under Article XIII or any breach of, failure to perform or satisfy any of the representations, warranties or covenants made by the Sellers involving or related to Tax matters;

         (f)      all matters disclosed on Schedule 3.10.

The Sellers shall reimburse the Buyer Indemnified Parties for any legal or other expenses incurred by the Buyer Indemnified Parties in connection with investigating or defending any such Claim which is the Claim of a third party as such expenses are incurred.

         11.3     CLAIM NOTICE.

         (A) INDEMNIFIED PARTIES. As used in this Article, the term "Indemnified Party" shall mean any Seller Indemnified Party or any Buyer Indemnified Party, as the case may be, which is asserting a claim for indemnity hereunder. Any party against whom a claim for indemnification is asserted by an Indemnified Party pursuant to this Article is referred to herein as an "Indemnifying Party." In the event that any Claims are asserted against or sought to be collected from an Indemnified Party by a person who is not a Buyer Indemnified Party or a Seller Indemnified Party (a "Third Party"), such Indemnified Party shall give prompt written notice to the Indemnifying Party of such event ("Claim Notice"). A Claim Notice shall specify, to the extent known by the Indemnified Party, the nature of and specific basis for any Claims or the nature of and specific basis of any suit, action, investigation or proceeding set forth therein and the amount or the good faith estimated amount thereof to the extent then practicable. Any failure on the part of any Indemnified Party promptly to provide a Claim Notice to the Indemnifying Party shall relieve the Indemnifying Party of such party's obligation under this Article only to the extent that the Indemnifying Party shall have been prejudiced by the lack of timely and adequate notice to the Indemnifying Party.

         (B) NOTICE REQUIRED. The Indemnifying Party shall have 30 days from the delivery or receipt of a Claim Notice ("Notice Period") to notify the Indemnified Party (i) whether or not it disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to the Claims identified in the Claim Notice, and (ii) whether or not it desires to assume the defense of the Third Party Claim identified in the Claim Notice; provided, however, that any Indemnified Party is hereby authorized during the Notice Period to file any motion, answer or other pleading that shall be necessary or appropriate to protect its interest or those of the

Indemnifying Party. In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against the Claims identified in the Claims Notice, the Indemnifying Party shall have the right and obligation, at its sole cost and expense, to defend with counsel of its own choosing by all appropriate proceedings, which proceedings shall be properly and diligently settled or prosecuted to a final non-appealable order of a court of competent jurisdiction; provided, however, that (a) the Indemnified Party shall at all times have the right, at its sole option and expense, to employ separate counsel and to participate fully in the defense, compromise or settlement thereof, and (b) if the Indemnifying Party does not proceed diligently to defend the Claim within 30 days after personal delivery or receipt of a Claim Notice, the Indemnified Party shall have the right, but not the obligation, to undertake the defense of any such Claim and the Indemnifying Party shall be bound by any defense or settlement that the Indemnified Party may make as to such Claim. Upon its assumption of the defense of any such Claim, the Indemnifying Party shall have full control of such defense and proceedings including any compromise or settlement thereof. If there is more than one Indemnifying Party, then all Indemnifying Parties must coordinate the defense of the Indemnified Party against any Claims so as not adversely to affect the Indemnified Party's right to a proper defense.

         (C) COOPERATION. The parties agree reasonably to cooperate with one another and their respective counsel in contesting and defending any Claim by a Third Party (including granting reasonable access to the pertinent books, records and personnel (to the extent such personnel are available) in their possession or control) or, if appropriate and related to the Claim in question, in making (i) any counterclaim against the Third Party asserting the Claims, or (ii) any cross complaint against any Person.

         (D) NO SETTLEMENT. Notwithstanding anything in this Section to the contrary, the Indemnifying Party shall not, without the written consent of the Indemnified Party (i) settle or compromise any Claim or consent to the entry of any judgment with respect to such Claim that does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnified Party of a written release from all liability in respect to such Claim, (ii) settle or compromise any Claim in any manner that may materially and adversely affect the Indemnified Party, or (iii) settle or compromise any Claim in a manner that will require the Indemnified Party to pay any money.

         (E) RIGHTS OF INDEMNIFIED PARTY TO DEFEND. If the Indemnifying Party fails to notify the Indemnified Party within the Notice Period that the Indemnifying Party elects to defend the Indemnified Party pursuant to Section 11.3(B), or if the Indemnifying Party elects to defend the Indemnified Party pursuant to Section 11.3(B), but fails diligently and promptly to prosecute, defend or settle any Claim by a Third Party, then the Indemnified Party shall have the right to defend, or compromise and settle at the sole cost and expense of the Indemnifying Party, such Claim by a Third Party by all appropriate proceedings, which proceedings may be prosecuted by the Indemnified Party to a final non-appealable order of a court of competent jurisdiction or settled without the consent of the Indemnifying Party. The Indemnified Party shall have full control of such defense and proceedings.

         (F) DIRECT CLAIMS. In the event any Indemnified Party should have a Claim against any Indemnifying Party hereunder that does not involve damages being asserted against or sought to be collected from it by a Third Party, the Indemnified Party shall send a Claim Notice containing the same type of information required by Section 11.3(A) with respect to such Claim to the Indemnifying Party. If the Indemnifying Party does not notify the Indemnified Party within the Notice Period that it disputes such Claim, the amount of such damages shall be conclusively deemed a liability of the Indemnifying Party hereunder.

         11.4 DAMAGES. THE PARTIES AGREE THAT SUBJECT TO THE SECOND SENTENCE OF THIS SECTION, IT IS THEIR INTENT THAT NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, NONE OF THE SELLERS NOR THE BUYER SHALL BE LIABLE TO ANY OTHER PARTY HERETO OR TO ITS AFFILIATES, OR ITS OR THEIR OFFICERS, DIRECTORS, SHAREHOLDERS SUCCESSORS OR PERMITTED ASSIGNS, FOR CLAIMS FOR CONSEQUENTIAL, SPECIAL, TREBLE, EXEMPLARY, INCIDENTAL, INDIRECT OR PUNITIVE DAMAGES OF ANY NATURE UNDER OR PURSUANT TO THIS AGREEMENT OR IN CONNECTION WITH OR RESULTING FROM THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING CLAIMS IN THE NATURE OF LOSS OF VALUE (INCLUDING, WITHOUT LIMITATION, ADVERSE EFFECTS ON CASH FLOW OR EARNINGS) IRRESPECTIVE OF WHETHER SUCH CLAIMS ARE BASED UPON NEGLIGENCE, STRICT LIABILITY, CONTRACT, OPERATION OF LAW OR OTHERWISE. NOTWITHSTANDING THE FOREGOING, IT IS SPECIFICALLY INTENDED BY THE PARTIES THAT AN INDEMNIFIED PARTY SHALL BE ENTITLED TO INDEMNIFICATION BY THE INDEMNIFYING PARTY PURSUANT TO THIS ARTICLE FOR ANY AND ALL CONSEQUENTIAL, SPECIAL, TREBLE, EXEMPLARY, INCIDENTAL, INDIRECT OR PUNITIVE DAMAGES INCLUDED IN, ARISING OUT OF OR RESULTING FROM ANY CLAIMS ASSERTED AGAINST OR SOUGHT TO BE COLLECTED FROM ANY INDEMNIFIED PARTY BY A THIRD PARTY.

         11.5 SURVIVAL AND TIME LIMITATION. All of the representations, warranties, covenants, obligations and agreements of the parties set forth in this Agreement, including those obligations set forth in this Article, shall survive the Closing for indemnification purposes as set forth in this section. Except as provided in the following sentence, any assertion by any Indemnified Party that an Indemnifying Party is liable for indemnification under the terms of this Agreement must be made in writing and must be given to the Indemnifying Party on or prior to the date that is 18 months after the Closing Date. Claims asserted by any Buyer Indemnified Party pursuant to
Section 11.2(b), 11.2(c), 11.2(d) or 11.2(f) may be brought at any time, irrespective of any limit otherwise imposed by contract or under Applicable Law; Claims asserted by any Buyer Indemnified Party pursuant to Section 11.2(e) may be brought at any time prior to 90 days after the date on which the applicable statute of limitations expires with respect to such matter; and Claims asserted by any Seller Indemnified Party pursuant to Section 11.1(b) or 11.1(c) may be brought at any time, irrespective of any limit otherwise imposed by contract or Applicable Law.

         11.6 LIMITATION ON INDEMNITY. Notwithstanding any other provision of this Agreement to the contrary or otherwise, the Buyer acknowledges and agrees that (a) the Sellers shall not be liable to the Buyer in respect of any indemnification hereunder until the amount of Claims of the Buyer Indemnified Parties under this Agreement (other than Claims asserted pursuant to Section

11.2(e), for which the following dollar threshold shall not apply), individually or in the aggregate, exceeds One Hundred Thousand Dollars ($100,000), in which event the Sellers jointly and severally shall be liable for all Claims of the Buyer Indemnified Parties under this Agreement, and (b) except as provided in the immediately succeeding sentence, in no event shall the Sellers ever be required to indemnify the Buyer Indemnified Parties for Claims under this Agreement, or any other liability arising under this Agreement, in any amount exceeding, in the aggregate, Six Million Five Hundred Thousand Dollars ($6,500,000) (the "Indemnity Cap"), regardless of the form of action, whether in contract or tort, including negligence, and regardless of whether or not the Sellers are notified of the possibility of damages to the Buyer Indemnified Parties. Notwithstanding the foregoing, the Indemnity Cap shall not apply to Claims of the Buyer Indemnified Parties (i) arising from or relating to fraud, or (ii) asserted pursuant to Section 11.2(b), 11.2(d), 11.2(e) or 11.2(f), and none of such Claims shall be used to determine whether the Indemnity Cap has been met. The Buyer agrees to use commercially reasonable efforts to mitigate any Claim. Whenever an Indemnifying Party is required to indemnify and hold harmless an Indemnified Party from and against, or to reimburse an Indemnified Party for a Claim, such Indemnifying Party will, subject to the provisions of this Article XI, pay the Indemnified Party the amount of such Claim reduced by the net proceeds of any insurance policy received by the Indemnified Party with respect to such Claim.

         11.7 SOLE REMEDY. The respective indemnification and rights to recover provided in this Article XI shall be the sole and exclusive remedy for any and all damages, liabilities, losses, loss of value, claims, deficiencies, penalties, interest, expenses, fines, assessments, charges and costs, including without limitation attorneys fees and court costs, resulting from, arising out of or in any way connected with or based on this Agreement or the sale of the Specified Assets to the Buyer, including any breaches of or inaccuracies in any representation or warranty contained in this Agreement or any certificates delivered pursuant to Article V or any breach, non-fulfillment or default in the performance of any of the covenants or agreements contained in this Agreement; provided, however, that this section shall not in anyway limit, impair or otherwise affect the rights and remedies of the parties in the event of a breach or default under the Subscription Agreement, the Noncompetition and License Agreement, or the Services Agreement.

                                   ARTICLE XII
                                EMPLOYEE MATTERS

         12.1 BUSINESS EMPLOYEES. Schedule 12.1 is a complete and accurate list, as of the Effective Date, of all employees of the Sellers who exclusively devote their time and effort in the operation of the Specified Assets and the conduct of the Mass Markets Business (the "Business Employees"), and such schedule lists their respective positions, dates of employment and current compensation. The Buyer or any of its Affiliates (the "Employer") may interview and offer employment to the Business Employees and the employees on Schedule 3.23 who are marked with an asterisk, such offers to be conditioned upon the occurrence of the Closing. No later than 15 days after the Effective Date, the Employer shall provide the Sellers with prompt written notice of the Business Employees and the employees on Schedule 3.23 who are marked with asterisk who are offered positions with the Employer and all details of such offers. The Employer shall make all such offers no later than 30 days following the Effective Date and shall require in each case that such offer be accepted or declined within seven (7) days after such offer is made, in the absence of which the offer may be revoked by the Employer. All Business Employees and employees on Schedule 3.23 who are marked with an asterisk accepting such offers and becoming employees of the Employer in accordance with this section are referred to herein as "Hired Employees". NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, THIS ARTICLE XII SHALL NOT BE DEEMED TO CREATE ANY RIGHT OR CLAIM FOR THE BENEFIT OF, AND SHALL NOT BE ENFORCEABLE BY, ANY EMPLOYEE OF THE SELLERS OR OTHER PERSON WHO IS NOT A PARTY TO THIS AGREEMENT, OR MAKE ANY SUCH EMPLOYEE OR PERSON A THIRD PARTY BENEFICIARY OR THIS AGREEMENT.

         12.2     HIRED EMPLOYEES. Each offer made and accepted pursuant to
Section 12.1 shall (a) entitle each Hired Employee to participate in all employee benefit, compensation and severance plans or programs maintained by the Employer for its similarly situated employees and with respect to eligibility, participation and vesting requirements (but not benefit accrual) of such employee benefit plans, Hired Employees shall be given credit for past service with the Sellers and their Affiliates, to the extent such past service is recognized and credited to such Hired Employee, under Sellers' employee benefits plans; and (b) for a period of one (1) year from the Closing Date, entitle the Hired Employees to severance benefits at least as favorable as those available from CES in similar circumstances, as described on Schedule 12.2 in an amount equivalent to or greater than the amount such Hired Employees would be eligible to receive from the Sellers as of the Effective Date as set forth in Schedule 12.2. The Hired Employees shall also be given credit for any deductible or co-payment amounts or out-of-pocket maximum paid, and be subject to any annual maximum benefits, in respect of the plan year in which the Closing Date occurs, to the extent that, following the Closing Date, they participate in any of the Buyer's employee benefits plans for which deductibles or co-payments are required or maximum benefits apply The Buyer shall also cause each of its plans to waive (i) any preexisting condition restriction or (ii) waiting period limitations, each of which would otherwise be applicable to the Hired Employees and their dependants, to the same extent such restrictions and limitations were satisfied under the Sellers' respective plans.

                                  ARTICLE XIII
                                   TAX MATTERS

         13.1     LIABILITY FOR TAXES.

                  (A) SELLERS' LIABILITY. Except as provided in the proviso below, the Sellers shall be solely liable for (i) any Taxes arising from or relating to the transactions contemplated by this Agreement, (ii) any Taxes attributable to the Specified Assets with respect to any taxable periods or portions thereof ending on or before the Closing Date or, with respect to any Delayed Closing Assets or the Second Closing Assets, ending on or before the relevant Delayed Closing Date and Second Closing Date, respectively (or the portion, as determined in accordance with Section 13.1(B), of any such Taxes attributable to the Specified Assets for taxable periods beginning before and ending after the Closing Date or, with respect to any Delayed Closing Assets or the Second Closing Assets, after the relevant Delayed Closing Date and Second Closing Date, respectively, which is allocable to the portions of such period occurring on or before the Closing Date, the relevant Delayed Closing Date, or the Second Closing Date, respectively (in each case, the "Pre-Closing Date Period")), and (iii) any Taxes attributable to a breach by any Seller of any representation, warranty, or covenant with respect to Taxes in this Agreement; provided, however, that the Taxes described in Section 7.6 shall be borne 50% by the Sellers and 50% by the Buyer as set forth in Section 7.6.

                  (B) PRE-CLOSING DATE PERIOD ALLOCATION. Whenever it is necessary for purposes of Section 13.1(A) to determine the portion of any Taxes attributable to the Specified Assets for a taxable period beginning before and ending after the Closing Date or, with respect to any Delayed Closing Assets or the Second Closing Assets, the relevant Delayed Closing Date or the Second Closing Date, respectively, which is allocable to the Pre-Closing Date Period, the determination shall be made, in the case of property or ad valorem taxes, on a per diem basis and, in the case of other Taxes, by assuming that the Pre-Closing Date Period constitutes a separate taxable period and by taking into account actual taxable events occurring during such period (except that exemptions, allowances and deductions for a taxable period beginning before and ending after the Closing Date or, with respect to the any Delayed Closing Assets or Second Closing Assets, the relevant Delayed Closing Date or the Second Closing Date that are calculated on an annual or periodic basis, such as the deduction for depreciation, shall be apportioned to the Pre-Closing Date Period ratably on a per diem basis).

         13.2 AUDITS OR ASSESSMENTS. The Buyer shall promptly notify the Sellers in writing upon receipt by the Buyer of notice of any pending or threatened tax audits or assessments that could reasonably affect the tax liabilities for which the Sellers would be liable under Section 13.1(A) ("Seller Tax Matter"). Notwithstanding anything to the contrary set forth in this Agreement, the Seller shall have the sole right to represent the interests of the Sellers in connection with any Seller Tax Matter (including the right to choose the Sellers' representation in any audit, contest or administrative or judicial proceeding involving a Seller Tax Matter, the right to choose the manner in which the Sellers contest any assessment or proposed disallowance or claim in any Seller Tax Matter and the right to settle or otherwise compromise any Seller Tax Matter), but the Buyer (a) shall have the right to participate therein and to approve any settlement that would affect any Tax liabilities of the Buyer after the Closing Date or, with respect to the any Delayed Closing Assets or Second Closing Assets, the relevant Delayed Closing Date or the Second Closing Date, and (b) shall have the right to participate jointly with the Sellers in any Seller Tax Matters that could give rise to any Tax liens on the assets of the Buyer, or any of its Affiliates.

                                   ARTICLE XIV
                             RESOLUTION OF DISPUTES

         14.1 AGREEMENT TO ARBITRATE. Any and all claims, counterclaims, demands, causes of action, disputes, controversies, and other matters in question arising out of or relating to this Agreement, or the alleged breach hereof, or in any way relating to the subject matter of this Agreement or the relationship between the parties created by this Agreement (all of which are referred to herein as "Disputes"), between the parties (each a "Disputing Party") shall be resolved by final and binding arbitration, regardless of whether such Disputes (a) allegedly are extra-contractual in nature, (b) sound in contract, tort, or otherwise, (c) are provided for by statute or otherwise, or (d) seek damages or any other relief, whether at law, in equity or otherwise;

provided, however, that no Dispute shall be submitted to arbitration until 60 days have passed (without mutual agreement having been reached) following receipt of the first written notice from a Disputing Party to the other Disputing Party that sets forth the subject matter of the Dispute and that states that it is being given pursuant to this Article. During such 60 day period, each Disputing Party shall, if requested by the other Disputing Party, select and appoint a senior management representative to seek to reach mutual agreement with respect to the applicable Dispute. Each such appointment shall be made by the giving of notice by the appoint or to the other Disputing Party within 10 business days of receipt of the request for the appointment. The appointees shall meet and shall negotiate in good faith and endeavor to reach such mutual agreement as soon as practicable.

         14.2 APPOINTMENT OF ARBITRATOR. If no such mutual agreement has been reached within such 60 day period, then either Disputing Party may refer the claim to arbitration under the following provisions:

         (A) To refer a Dispute to arbitration, a Disputing Party must provide notice to the other Disputing Party stating (i) a general description of the Dispute and (ii) that the Dispute is being referred to arbitration under this Article.

         (B) The arbitration tribunal shall consist of one arbitrator selected by the parties (and, in the event the parties are unable to agree on the arbitrator, then pursuant to the American Arbitration Association Commercial Arbitration Rules and Procedures.

         14.3 AUTHORITY OF THE ARBITRATOR. The validity, construction, and interpretation of the agreement to arbitrate in this Article, and all procedural aspects of the arbitration conducted pursuant to this agreement to arbitrate, including, but not limited to, the determination of the issues that are subject to arbitration (I.E., arbitrability), the scope of the arbitrable issues, allegations of "fraud in the inducement" to enter into this agreement to arbitrate, allegations of waiver, laches, delay or other defenses to arbitrability, and the rules governing the conduct of the arbitration (including the time for filing an answer, the time for the filing of counterclaims, the times for amending the pleadings, the specificity of the pleadings, the extent and scope of discovery, the issuance of subpoenas, the times for the designation of experts, whether the arbitration is to be stayed pending resolution of related litigation involving third parties not bound by this agreement to arbitrate, the receipt of evidence, and the like) shall be decided by the arbitrators. EXCEPT AS PROVIDED IN SECTION 11.4, THE ARBITRATOR SHALL HAVE ABSOLUTELY NO AUTHORITY TO AWARD CONSEQUENTIAL, SPECIAL, TREBLE, EXEMPLARY, INCIDENTAL, INDIRECT OR PUNITIVE DAMAGES OF ANY TYPE UNDER ANY CIRCUMSTANCES, REGARDLESS OF WHETHER SUCH DAMAGES MAY BE AVAILABLE UNDER APPLICABLE LAW. The arbitrator shall have the authority to assess the costs and expenses of the arbitration proceeding (including the arbitrator's fees and expenses) against one or both of the Disputing Parties in whatever manner or allocation the arbitrator deem appropriate, provided that each Disputing Party shall bear its own attorneys' fees, and the arbitrator shall have no authority to award attorneys' fees.

         14.4 PLACE AND CONDUCT OF ARBITRATION. The arbitration proceeding shall be conducted in New York, New York. The arbitration shall be conducted by the arbitrator as expeditiously as possible. The arbitration shall be conducted under the American Arbitration Association Commercial Arbitration Rules and Procedures but not under the auspices of the American Arbitration Association.

         14.5 PAYMENT AND FINALITY OF AWARD. Each Disputing Party against which the Award assesses a monetary obligation shall pay that obligation on or before the 30th day following the Award or such other date as the Award may provide, which Award shall be payable in cash. The Award shall, as between the Disputing Parties and those in privity with them, be final and binding and entitled to all of the protections and benefits of a final judgment, E.G., RES JUDICATA (claim preclusion) and collateral estoppel (issue preclusion), as to all Disputes, including compulsory counterclaims, that were or could have been presented to the arbitrator. The Award shall not be reviewable by or appealable to any court.

         14.6 USE OF THE COURTS. It is the intent of the parties that the arbitration proceeding shall be conducted expeditiously, without initial recourse to the courts and without interlocutory appeals of the arbitrator's decisions to the courts. However, if a Disputing Party refuses to honor its obligations under this agreement to arbitrate, the other Disputing Party may obtain appropriate relief compelling arbitration in any court having jurisdiction over the Disputing Parties; the order compelling arbitration shall require that the arbitration proceedings take place in New York, New York as specified above. The Disputing Parties may apply to any court having jurisdiction for orders requiring witnesses to obey subpoenas issued by the arbitrator. Moreover, any and all of the arbitrator's orders and decisions may be enforced if necessary by any court having jurisdiction. The Award may be confirmed in, and judgment upon the Award entered by, any court having jurisdiction.

         14.7 ARBITRATION PROVISION ENFORCEABLE. A Disputing Party's breach of this Agreement shall not affect the agreement to arbitrate set forth in this Article. Moreover, the parties' obligations under this arbitration provision are enforceable even after this Agreement has terminated. The invalidity or unenforceability of any provision of the agreement to arbitrate set forth in this Article shall not affect the validity or enforceability of the Disputing Parties' obligation to submit their Disputes to binding arbitration or the other provisions of this agreement to arbitrate.

                                   ARTICLE XV
                                  MISCELLANEOUS

         15.1 NOTICE. Any notice, request, instruction, correspondence or other document required to be given hereunder by any party to another (herein collectively called "Notice") shall be in writing and delivered in person or by courier service requiring acknowledgment of delivery or mailed by certified mail, postage prepaid and return receipt requested, or by telecopier, as follows:

                           If to any Seller, addressed to:

                                    Columbia Energy Services Corporation
                                    13880 Dulles Corner Lane

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

                                    Herndon, Virginia  20171-4600
                                    Attention:  General Counsel
                                    Telecopier No.:  (703) 561-7318

                                    With a copy to:
                                    Hogan & Hartson, L.L.P.
                                    8300 Greensboro Drive
                                    Suite 1100
                                    McLean, Virginia  22102
                                    Attention:  Richard T. Horan, Jr., Esq.
                                    Telecopier No.:  (703) 610-6200


                           If to the Buyer or TNPC, addressed to:

                                    The New Power Company
                                    10 Glenville Street
                                    Greenwich, Connecticut 06831
                                    Attention: Managing Director-Laws and
                                               Government Affairs
                                    Telecopier No.:  (203) 531-0404

                                    With a copy to:

                                    Bracewell & Patterson, L.L.P.
                                    2000 K Street, N.W.
                                    Washington, D.C.  20006
                                    Attention:  Stephen F. Hogwood
                                    Telecopier No.:  (202) 223-1225

         Notice given by personal delivery or courier service shall be effective upon actual receipt. Notice given by mail shall be effective five days after deposit with the United States postal service. Notice given by telecopier shall be confirmed by appropriate answer back and shall be effective upon actual receipt if received during the recipient's normal business hours, or at the beginning of the recipient's next business day after receipt if received before the recipient's normal business hours. All Notices by telecopier shall be confirmed promptly after transmission in writing by regular mail or personal delivery. Any party may change any address to which Notice is to be given to it by giving Notice as provided above of such change of address.

         15.2 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without regard to its conflict of laws rules or principles.

         15.3 ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS. This Agreement, the Noncompetition and Branding Agreement, the Subscription Agreement and the Services Agreement, together with all schedules and exhibits attached hereto and thereto, constitute the entire agreement among the parties pertaining to the subject matter hereof and supersedes all

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prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties; provided, however, that notwithstanding the foregoing, (i) the Nondisclosure Agreement dated March 21, 2000, by and between the CES and Enron Energy Services Operations, Inc., and (ii) the Nondisclosure Agreement by and between TNPC (formerly known as EMW Energy Services Corp.) and CES dated May 31, 2000 shall not be superseded hereby but shall be and remain in full force and effect. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

         15.4 SEVERABILITY. If any one or more of the provisions contained in this Agreement or in any other document delivered pursuant hereto shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement or any other such document and such provision shall be reformed so that it would be valid, legal and enforceable to the maximum extent permitted by Applicable Law.

         15.5 EXHIBITS AND SCHEDULES. The Exhibits and Schedules referred to herein are attached hereto and incorporated herein by this reference.

         15.6 SUCCESSORS BOUND; THIRD PARTIES. This Agreement may not be assigned by any party (other than an assignment by the Buyer to any Affiliate of the Buyer) without the consent of the other parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the parties hereto and their respective successors and permitted assigns, any liabilities, duties, rights, benefits or obligations hereunder, except as specifically provided herein with respect to Buyer Indemnified Parties and Seller Indemnified Parties.

         15.7 MULTIPLE COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         15.8 MUTUAL DRAFTING. This Agreement is the joint product of the Buyer and the Sellers and each provision hereof has been subject to the mutual consultation, negotiation and agreement of the Buyer and the Sellers and shall not be construed for or against any party hereto.

         15.9 FURTHER ASSURANCES. From time to time following the Closing, at the request of either party and without further consideration, the other party shall execute and deliver to such requesting party such instruments and documents and take such other action (but without incurring any material financial obligation) as such requesting party may reasonably request to consummate more fully and effectively the transactions contemplated hereby.

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         IN WITNESS WHEREOF, the parties have signed this Agreement in multiple counterparts, all as of the Effective Date.

                                              SELLERS:

                                              COLUMBIA ENERGY SERVICES
                                              CORPORATION


                                              --------------------------------
                                              By:
                                                 -----------------------------
                                              Name:
                                                   ---------------------------
                                              Title:
                                                    --------------------------



                                              COLUMBIA ENERGY RETAIL
                                              CORPORATION


                                              --------------------------------
                                              By:
                                                 -----------------------------
                                              Name:
                                                   ---------------------------
                                              Title:
                                                    --------------------------


                                              COLUMBIA ENERGY POWER
                                              MARKETING CORPORATION


                                              --------------------------------
                                              By:
                                                 -----------------------------
                                              Name:
                                                   ---------------------------
                                              Title:
                                                    --------------------------

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                                              BUYER:

                                              THE NEW POWER COMPANY


                                              --------------------------------
                                              By:
                                                 -----------------------------
                                              Name:
                                                   ---------------------------
                                              Title:
                                                    --------------------------


















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TNPC is a party to this Agreement solely for the purposes of paying the Base
Purchase Price and Additional Purchase Price, making the representation set forth in Section 4.9 and for the purpose of Section 15.1.

                                              TNPC, INC.


                                              --------------------------------
                                              By:
                                                 -----------------------------
                                              Name:
                                                   ---------------------------
                                              Title:
                                                    --------------------------



















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